SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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THE STANDARD REGISTER COMPANY

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Standard Register

P.O. Box 1167  •  Dayton, OH 45401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF THE STANDARD REGISTER COMPANY

To All Shareholders:

      The annual meeting of shareholders of The Standard Register Company, an Ohio corporation, will be held at our corporate headquarters located at 600 Albany Street, Dayton, Ohio 45417, on Thursday, April 25, 2013, at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

(1)	To set the number of directors at eight and to elect a board of directors;
(2)	To vote on a proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2013;
(3)	To consider an advisory vote on compensation of Standard Register’s named executive officers;
(4)	To vote on a proposal to approve an amendment to The Standard Register Company 2011 Equity Incentive Plan; (5
(5)	To vote on a proposal to approve an Amendment to Standard Register’s Amended Articles of Incorporation to effect a [One-For-___] reverse stock split of its common stock and its Class A stock; and
(6)	To transact such other business as may properly come before the annual meeting.

      The board of directors has fixed the close of business on February 27, 2013, as the record date for determining the shareholders of Standard Register entitled to vote at the annual meeting.

      A copy of Standard Register’s annual report for its fiscal year ended December 30, 2012, accompanies this notice. Although it is not a part of the official proxy soliciting material, we want each shareholder to have a copy of the annual report. If you have not received a copy of the annual report, please call us at 937.221.1506.

Gerard D. Sowar
Vice President, General Counsel
& Secretary

Dayton, Ohio

March __, 2013

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND USING THE ENCLOSED PROXY CARD.

THE STANDARD REGISTER COMPANY

PROXY STATEMENT

FOR

ANNUAL MEETING

OF

SHAREHOLDERS

PRINCIPAL EXECUTIVE OFFICES:

600 Albany Street

Dayton, Ohio 45417

(937) 221-1000

The annual meeting will be held at our corporate headquarters, 600 Albany Street, Dayton, Ohio 45417, on Thursday, April 25, 2013, at 11:00 a.m. Eastern Daylight Savings Time.  The record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting is the close of business on February 27, 2013.  We had outstanding, on the record date, ______________ shares of common stock (each share having one vote) and 4,725,000 shares of class A stock (each share having five votes).

The proxies are solicited on behalf of our board of directors.

At the annual meeting, the shareholders will: (1) set the number of directors at eight and elect a board of directors; (2) vote on a proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2013; (3) consider an advisory vote on compensation of Standard Register’s named executive officers; (4) vote on a proposal to approve an amendment to The Standard Register Company  2011 Equity Incentive Plan; (5) vote on a proposal to approve an Amendment to Standard Register’s Amended Articles of Incorporation to effect a [One-For-___] reverse stock split of its common stock and its Class A stock ; and (6) transact such other business as may properly come before the annual meeting.

VOTING YOUR SHARES

Shareholders can vote by proxy in one of three ways:

•

By Internet – You can vote by Internet by accessing the Internet at www.proxyvote.com and following the instructions contained on the website.

•

By Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions in the proxy card.

•

By Mail – You can vote by mail by filling out the enclosed proxy card and return it per the instructions on the card.

All shareholder votes, properly cast in person or by proxy and not revoked, will be counted in voting on the proposals at the annual meeting or any adjournment of the annual meeting. Your proxy will be voted in accordance with your instructions. If you do not specify how you wish your shares to be voted, they will be voted as recommended by the board of directors. Your proxy includes the authority to vote shares cumulatively for the election of directors. Cumulative voting is explained in the section dealing with Proposal 1. Your proxy also includes the authority for the persons serving as proxies to use their best judgment to vote on any other matters that may be properly presented at the annual meeting, including, among other things, a motion to adjourn the meeting to a future time.

You may revoke your proxy at any time before its exercise in two ways: (1) by timely delivery to us of a later-dated proxy, or (2) by notifying us of your revocation of proxy either in writing or in person at the annual meeting. Your presence at the meeting will not, by itself, serve to revoke your proxy.

PROPOSALS

PROPOSAL 1:  Election of Directors

The board of directors is currently set at eight, and the board recommends maintaining that number of directors.  The eight persons named in this section are nominated by the board of directors to be elected as directors and to serve until either the next annual election or until their successors are elected and qualified.

The board of directors does not expect that any of the nominees will be unavailable for election. However, if any of them are unavailable, the persons voting your proxy will use their best judgment to vote for substitute nominees.

Cumulative voting is permitted by the laws of Ohio in voting for the election of directors. In the event a shareholder wishes to vote his or her shares cumulatively, the shareholder must give notice in writing to the President, a Vice President or Secretary of Standard Register not less than 48 hours before the time scheduled for the annual meeting. Once any shareholder has given notice of intent to vote cumulatively, then all shareholders present at the annual meeting and the persons voting the proxies shall have full discretion and authority to cumulate the voting power they possess. This means they can give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as they determine in their judgment.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR SETTING THE NUMBER OF DIRECTORS AT EIGHT AND FOR EACH OF THE FOLLOWING NAMED NOMINEES TO SERVE AS DIRECTORS OF STANDARD REGISTER:

Nominees

Information concerning each nominee follows:

		Served As
Name	Age	Director Since

David P. Bailis	57	2008

Mr. Bailis served as Senior Executive Vice President of First Data Corporation from February 2006, and President of First Data Financial Institution Services from January 2006, both positions concluding in September 2007, when First Data was sold.  He was an Executive Vice President of First Data from December 2005 to February 2006.  From May 2001 to December 2005, Mr. Bailis led his own business consultancy firm.  In his various positions with First Data Corporation, Mr. Bailis has acquired considerable experience regarding large scale systems development, deployment and operations, providing data processing, print and mail services to financial institutions as well as the management of large domestic and international businesses engaged in those activities. He serves as a member of the Audit Committee, the Corporate Governance and Nominating Committee and the Executive Committee of the board.

Roy W. Begley, Jr.*	57	1994

Since August 2006, Mr. Begley has been Senior Vice President, Investment Officer at Key Private Bank group of KeyCorp. Between March 2003 and August 2006, Mr. Begley was Senior Vice President and Investment Officer with McDonald Financial Group, formerly known as Victory Capital Management, Inc., a wholly owned subsidiary of KeyCorp. In his various roles with KeyCorp and its subsidiaries, Mr. Begley has gained considerable knowledge and experience in financial and business matters. Mr. Begley has served as a director of the Company since 1994 and has considerable knowledge about the Company, its business and its operations. Mr. Begley has considerable knowledge in the area of executive compensation from his experience on the Compensation Committee.  Mr. Begley is Chairman of the Compensation Committee, and a member of the Corporate Governance and Nominating Committee of the board.

		Served As
Name	Age	Director Since

F. David Clarke, III	56	1992

Mr. Clarke has been Chairman of the Board of Directors of Clarke-Hook Corporation since December 1990. He leads both the development and construction divisions of Clarke-Hook Corporation.  Mr. Clarke is Chairman of Standard Register’s board of directors, and of the Executive Committee. Mr. Clarke’s experience as Chairman of the Board of Clarke-Hook Corporation has provided him with considerable experience in financial and business matters.  Mr. Clarke has a law degree and has served as a director of the Company since 1992 and has considerable knowledge about the Company, its business and its operations.  Mr. Clarke is a member of the Compensation Committee.

Julie D. Klapstein	58	2011

Ms. Klapstein served as Chief Executive Officer of Availity, L.L.C. from June 2001 to March 2012.  Availity, L.L.C. is a joint venture between Blue Cross Blue Shield of Florida, Humana, HCSC, Wellpoint/Anthem and BCBS of Minnesota, and provides electronic transactions between payers and providers nationwide.  From November 1996 to June 2001, Ms. Klapstein served as President and Chief Executive Officer of Phycom Corporation, a medical management health company.  Ms. Klapstein has served on the board of directors of various public and private companies.  Since March 2012 she is a director of Annies, Inc.  She has considerable knowledge and experience in the heath care industry and in the areas of management, strategic planning, information technology and corporate leadership.  She is a member of the Audit and Compensation Committees of the board.

R. Eric McCarthey	57	2008

Since September 2011, Mr. McCarthey is CEO and President of The Shelty-Viking Capital Group LLC, a venture capital, business transformation and leadership development firm specializing in shaping exceptional value creation. He is a certified chair with Vistage International the world’s largest chief executive officer organization.  Since July 2012, Mr. McCarthey is a managing partner with Crestlight Venture Productions, a Silicon valley firm.  Since November of 2012, he is a director and Executive Chairman of Ginzinga Naturals, LLC a food and beverage company specializing in wellness and nutritional products.  Mr. McCarthey served as Senior Vice President of the Corporate Commercial Execution Group with The Coca-Cola Company from June 2010 to September 2011, when he retired from The Coca Cola Company.  From July 2003 to June 2010 he was President, 7-Eleven Global Business Division, as well as Commercial Capability Leader.  As Senior Vice President of the Corporate Commercial Execution Group he led commercial best practice development, business system capability development, supply chain support for global Coca-Cola bottlers and the Coca Cola Company’s business unit operating systems.  During his years with Coca-Cola he significantly contributed to the development of Coca-Cola’s sales and global business system, establishing innovative customer and commercial leadership capabilities, consumer marketing initiatives, and increasing growth opportunities for Coca Cola.  He held a number of key executive positions and acquired considerable knowledge and experience in the areas of strategic planning, supply chain, operations, leadership, marketing and corporate finance.  Mr. McCarthey served as lead director and Chairman of the Audit Committee of Global Imaging Systems from September 2004 until June 2007 when the company was acquired by Xerox. He is Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee of the board.

Joseph P. Morgan, Jr.	53	2009

Mr. Morgan has been President and Chief Executive Officer of the Company since January 2009. From September 2008 to January 2009 he was Acting Chief Executive Officer of the Company.  From April 2008 to September 2008 he was Chief Operating Officer of the Company.  From December 2005 to April 2008, he was Vice President, Chief Technology Officer & General Manager, On Demand Solutions of the Company.  From January 2003 to December 2005, he served as Vice President, Chief Technology Officer of the Company.  Through his executive roles with the Company, Mr. Morgan has gained considerable knowledge about the Company, its business and its operations.  Mr. Morgan’s position as Chief Executive Officer of the Company enables him to provide a unique perspective to other board members about the operations of the Company. Prior to his tenure with the Company, Mr. Morgan held key executive leadership positions with other companies.  In these roles, Mr. Morgan has gained considerable knowledge and experience in operations, technology, corporate leadership and strategic planning.  He serves as a member of the Executive Committee of the board.

			Served As
	Name	Age	Director Since

	John J. Schiff, Jr.	69	1982

Mr. Schiff has been Chairman of the Executive Committee of Cincinnati Financial Corporation since April 2011.  From July 2008 to April 2011, Mr. Schiff was Chairman of the Board of Cincinnati Financial Corporation.  Since July 2008, Mr. Schiff has also served as Chairman of the Board of The Cincinnati Insurance Company.  From 1999 to July 2008 Mr. Schiff was Chairman of the Board and Chief Executive Officer of Cincinnati Financial Corporation.  From 1999 to 2006 Mr. Schiff served as Chairman of the Board, President and Chief Executive Officer of Cincinnati Financial Corporation and The Cincinnati Insurance Company.  He is a director and Chairman of the Executive Committee of Cincinnati Financial Corporation and a director of Fifth Third Bancorp, The Fifth Third Bank, Cincinnati Bengals, Inc., and John J. and Thomas R. Schiff & Co., Inc., an insurance agency.  Mr. Schiff has been a director of Cincinnati Financial Corporation and Fifth Third Bancorp during each of the last five years. He was a director of Cinergy Corp. from 1983 to 2006.  Mr. Schiff has experience on the boards of various companies as well as experience as a chief executive officer, chief operating officer and chairman of the board.  His experience enables him to provide insight in the areas of corporate leadership and risk management. He has served as a director of the Company since 1982 and has considerable knowledge about the Company, its business and its operations. He is a member of the Audit Committee of the board.

	John Q. Sherman, II*	59	1994

Mr. Sherman has been a manufacturer’s representative for A. Rifkin Company, Wilkes-Barre, Pennsylvania, since 1985. A. Rifkin Company is a manufacturer of specialty security packaging.  Mr. Sherman’s experience with the A Rifkin Company has provided considerable knowledge and experience in the financial industry.  Mr. Sherman has served as a director of the Company since 1994 and has considerable knowledge about the Company, its business and its operations.  He is Chairman of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee of the board.  He also serves as the Presiding Director of meetings of non-management directors.

*	Roy W. Begley, Jr., and John Q. Sherman, II, are first cousins.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Owners of More than 5% of the Common and Class A Stock of Standard Register

This table gives information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of the outstanding class A stock and common stock of Standard Register as of December 30, 2012.  As of December 30, 2012, the outstanding number of common shares was 26,079,993 shares and the outstanding number of Class A shares was 4,725,000.

Name and Address of Beneficial Owners	Class	Number of Shares	Number of votes	Percent of Class	Percent of Combined Voting Power

Roy W. Begley, Jr, Nicholas C. Hollenkamp, and	Class A	2,516,856	12,584,280	53.27%	37.01%
James L. Sherman, Trustees (1)	Common	5,810,508	5,810,508	22.28%
600 Albany Street
Dayton, Ohio 45408
James L. Sherman (2)	Class A	419,476	2,097,380	8.88%	6.38%
600 Albany Street	Common	1,072,686	1,072,686	4.11%
Dayton, Ohio 45408
Patricia L. Begley (2)	Class A	419,476	2,097,380	8.88%	6.17%
600 Albany Street	Common	968,418	968,418	3.71%
Dayton, Ohio 45408
The Fifth Third Bank,	Class A	1,081,392	5,406,960	22.89%	16.10%
Trustee (3)	Common	2,595,312	2,595,312	9.95%
Cincinnati, Ohio 45202
The Fifth Third Bank,	Class A	1,071,624	5,358,120	22.68%	15.95%
Trustee (4)	Common	2,571,912	2,571,912	9.86%
Cincinnati, Ohio 45202

(1)

John Q. Sherman, deceased, a founder of Standard Register, set up a trust in his will for the benefit of his family.  The trustees of that trust are Roy W. Begley, Jr., Nicholas C. Hollenkamp, and James L. Sherman. The trust holds voting securities, including the shares of class A and common stock of Standard Register listed in this table, in separate, equal trusts for John Q. Sherman’s three surviving children and for the heirs of his deceased children. Each child or heir is a life beneficiary of his or her respective trust. The trustees share voting and investment power for the securities in the trusts. The will of John Q. Sherman requires the trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy allowing the beneficiary to vote the shares held in his or her respective trust.

(2)

Each of these individuals is a child of John Q. Sherman, deceased. None of them owns in his or her own name more than 5% of the outstanding voting securities of Standard Register; however, each has the right, upon his or her request, to vote the shares of Standard Register stock held in his or her respective trust created under the will of John Q. Sherman, deceased.

(3)

William C. Sherman, deceased, also a founder of Standard Register, set up a trust in his will which provides for the payment of net income for life to Helen Margaret Hook Clarke, his niece. The trustee, The Fifth Third Bank, has the sole voting and investment power for the voting securities in this trust.

(4)

William C. Sherman, during his lifetime, created a trust agreement dated December 29, 1939, which provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. The Fifth Third Bank has the sole voting and investment power for the voting securities in this trust.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director and executive officer listed below and all directors and executive officers as a group own, in their own name or beneficially, class A stock and common stock of Standard Register on March 1, 2013, as follows:

Percent of
		Number	Percent	Combined
Beneficial Owners	Class	of Shares	of Class	Voting Power

David P. Bailis Director	Common
Roy W. Begley, Jr.(1)(2)(3) Director	Common
F. David Clarke, III (2)(4) Chairman of the Board	Common Class A
Thomas M. Furey (2) (5) President, Industrial Business Unit	Common
Robert M. Ginnan (2) Vice President, Treasurer & Chief Financial Officer	Common
Julie D. Klapstein	Common
Director
William P. Lee (2)	Common
President, Business Solutions Business Unit
R. Eric McCarthey Director	Common
Joseph P. Morgan, Jr.(2) Director and President & Chief Executive Officer	Common
John J. Schiff, Jr.(2) Director	Common
John Q. Sherman, II (2) Director	Common
Executive officers and directors as a group (17 persons) (2)	Common Class A

(1)

Margaret Begley, the wife of Roy W. Begley, Jr., owns 140 shares of common stock, as to which Mr. Begley disclaims beneficial ownership. Mrs. Begley is also the trustee of 600 shares of common stock for the benefit of their children, Lauren A. Begley and Kathleen A. Begley, as to which Mr. Begley disclaims beneficial ownership.

(2)

 Includes the following options to purchase Standard Register common stock exercisable within the next 60 days: Roy W. Begley, Jr.- ______ shares; F. David Clarke, III- ____________ shares, Robert M. Ginnan – ___________ shares, William P. Lee – ________ shares, Joseph P. Morgan Jr – __________ shares.; John Q. Sherman, II- ________ shares; John J. Schiff, Jr.- _____________shares; and all executive officers and directors as a group- __________ shares.  Does not include non-voting performance restricted stock in the following amounts Robert M. Ginnan – ______ shares, William P. Lee – _________ shares, Joseph P. Morgan Jr – _________ shares, and all executive officers and directors as a group- ________ shares

(3)

Roy W. Begley, Jr. (along with Nicholas C. Hollenkamp and James L. Sherman) is trustee under the Will of John Q. Sherman. The trustees have the power to vote shares held in the separate trusts in the event that the beneficiaries of the trusts eligible to vote the shares in their trust do not desire to exercise that right. The John Q. Sherman Trusts own 2,516,856 shares of class A stock and 5,810,508 shares of common stock which in the aggregate represents 37.01% of the outstanding votes of the Company as of December 30, 2012. The trustees share the investment power with respect to class A and common stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in these trusts.

(4)

F. David Clarke, III, and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Standard Register common stock, which is accounted for in the total noted.  In addition, F. David Clarke, III is a shareholder of and Chairman of the Board of Directors of Clarke-Hook Corporation which owns 35,000 common shares of the Company.  Mr. Clarke disclaims beneficial ownership of any shares owned by his parents, siblings and Clarke-Hook Corporation.

(5)

Thomas M. Furey left the Company as of May 2, 2012.  The number of shares for Mr. Furey set forth in this table reflect Mr. Furey’s ownership as of May 2, 2012, less any unvested restricted stock and stock options which were cancelled during 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and holders of 10% or more of our common stock to report certain transactions in the common stock to the Securities and Exchange Commission.  Based on our records, we believe all Securities and Exchange Commission filings with respect to directors, executive officers, and holders of 10% or more of our common stock have been made in a timely manner.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The board has adopted Corporate Governance Guidelines to provide principles for the Company’s governance processes.  These guidelines address, among other topics, director selection and qualifications, director responsibilities, and board and committee structure.  The Corporate Governance Guidelines are reviewed periodically and updated as deemed appropriate.

Code of Ethics

The board has adopted a Code of Ethics and emphasized that directors, and all Company employees, including principal executive officers and senior financial officers, are subject to the letter and spirit of the Code. The Code of Ethics covers such topics as conflicts of interest, confidentiality, compliance with legal requirements, and other business ethics subjects. It has been distributed to all employees and is made available on the Company’s website, www.standardregister.com by clicking on “Code of Ethics” or by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview” and following the link to “Code of Ethics”.  Printed copies of the Code of Ethics are available by contacting the Corporate Secretary’s office, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.

Director Independence

The board, assisted by the Corporate Governance and Nominating Committee, annually assesses the independence status of all directors for purposes of board and committee memberships.  Using the “Independence Criteria” adopted by the board in conformity with New York Stock Exchange Listing Standards, as amended, the board adopted findings with respect to the independence of each director. Directors David P. Bailis, Roy W. Begley, Jr., F. David Clarke, III, Julie D. Klapstein, R. Eric McCarthey, John J. Schiff, Jr., and John Q. Sherman, II, were determined to be independent.  Joseph P. Morgan, Jr. is not considered independent since he is an employee of the Company.

All members of the Audit, Compensation, and Corporate Governance and Nominating Committees are independent directors.

The Corporate Governance and Nominating Committee and board also considered commercial ordinary-course transactions with respect to several directors as it assessed independence status, and concluded these transactions did not impair director independence. The transactions examined were:

•

John J. Schiff, Jr., a director of the Company, serves as Chairman of the Executive Committee of Cincinnati Financial Corporation and Chairman of the Board of its lead subsidiary, The Cincinnati Insurance Company.  Mr. Schiff’s duties with respect to these two companies are primarily to the board of directors and he does not initiate, guide or direct the day-to-day operations of the companies.  During 2012, the Cincinnati Insurance Company provided certain surety coverages to the Company.  The coverages were negotiated on the Company’s behalf by an independent insurance agency.  In the course of the transaction, no professional services were provided to the Company by The Cincinnati Insurance Company or its affiliates.  Premiums for the surety coverages were considerably less than the thresholds set in the Independence Criteria for the Company.

•

The Company sells products and services in the ordinary course of business to KeyBank, and KeyBank is one of the lead banks in the Company’s credit facility and provides deposit services to the Company.  Director Roy W. Begley, Jr., is a Senior Vice President of Key Private Bank group of KeyBank.  However, these transactions do not approach the thresholds described in the Independence Criteria for either KeyBank or the Company with respect to 2012 revenues or expenditures.

•

The Company sells products and services in the ordinary course of business to The Coca-Cola Company, which director R. Eric McCarthey served as Senior Vice President of the Corporate Commercial Execution Group until September 2011 when he retired from The Coca-Cola Company.  Such 2012 sales do not approach the thresholds described in the Independence Criteria for either Coca-Cola Company or the Company.

•

Director John Q. Sherman, II, sells product to the Company pursuant to the Company’s sourcing and supply contract with customer Fifth Third Bank. These transactions between the Company and John Q. Sherman, II, were deemed not to impair his independence as the dollar amounts were well under the threshold set forth in the Independence Criteria.

The Independence Criteria used by the Corporate Governance and Nominating Committee and full board is available on the Company’s website, www.standardregister.com, by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview” and following the link to “Director Independence Criteria”.

Related Party Transaction Policy

The Company is required to report certain related party transactions between the Company and certain related parties, including directors, executive officers, nominees for the board, beneficial owners of 5% or more of any class of the Company’s voting securities, and any of the foregoing person’s immediate family members. The board, assisted by the Corporate Governance and Nominating Committee, has adopted a written policy which establishes an approval process for related party transactions.  The policy prohibits all related party transactions unless the Company’s Audit Committee determines in advance of the Company entering into any such related party transaction that the transaction is conducted on terms that are fair to the Company. In order for the Audit Committee to approve a related party transaction, the Audit Committee must be satisfied that it has been fully informed as to the direct and indirect interests, relationships and conflicts or potential conflicts present in the proposed transaction.  The Audit Committee must determine that, being fully apprised of the proposed transaction, it believes that the transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts or potential conflicts of interest.  In the event an Audit Committee member or his or her immediate family member is a related person with respect to a transaction presented to the Audit Committee, such Audit Committee member will not participate in the determination whether to approve the transaction.

In the event that the Company enters into a related party transaction that has not received approval by the Audit Committee, or a transaction that was not originally a related party transaction becomes a related party transaction, the Audit Committee must review such transaction promptly, and may ratify such transaction, provided that, in such case, unless there is otherwise a compelling business or legal reason for the Company to continue with the transaction, the Audit Committee may only ratify the transaction if it determines that (i) the transaction is fair to the Company, and (ii) any failure to comply with the policy was not due to fraud or deceit. The General Counsel of the Company is responsible for ensuring that the Policy is distributed to all officers, directors, nominees for the board, and beneficial owners of 5% or more of any class of the Company’s voting securities.  Such officers, directors, nominees for the board, and beneficial owners are responsible for informing their immediate family members of the Policy. The General Counsel is also responsible for requiring that any proposed transaction be presented to the Audit Committee for consideration before the Company enters into any such transactions.

Certain Transactions

The Fifth Third Bank’s trust department holds shares in the Company as disclosed in the “Voting Securities and Principal Holders” table and, as such, beneficially owns more than 5% of the outstanding class A stock and common stock of the Company.  The Company provides a broad range of services to Fifth Third Bank including purchasing, inventory management, fulfillment, distribution and other services and also sells Fifth Third Bank printed products and banking documents, all in the ordinary course of business and on terms and conditions similar to those offered to other Company customers.  The revenue received by the Company from Fifth Third Bank in 2012 in connection with providing these products and services was approximately $10.8 million.

Board Meetings and Director Attendance at Annual Meeting of Shareholders

In 2012, the board met sixteen times.  All incumbent directors attended at least 75% of the board meetings.

Directors all stand for election or reelection at each annual meeting of shareholders.  Directors make every effort to attend the annual meetings.  While the board does not have a formal “policy” in this regard, its clear practice is for directors to be present at the annual meeting of shareholders.

Board and Committee Structure

The board has three standing committees:  Corporate Governance and Nominating, Compensation, and Audit.  In addition, in 2012, as in other years as deemed desirable, the board authorized formation of an Executive Committee.

Board Leadership and Risk Oversight

The Company’s Chairman of the Board is F. David Clarke, III and the Company’s Chief Executive Officer is Joseph P. Morgan, Jr.  Mr. Morgan is also a member of the board of directors.  While the board of directors believes it is desirable to have its Chief Executive Officer be a member of the board of directors, it has historically had two separate individuals serve as Chairman of the Board and Chief Executive Officer.  The board believes that this separation of roles generally provides for a more independent board and enhances the board’s ability to independently assess the performance of the Chief Executive Officer and the Company.

The board’s structure and governance processes provide a substantial business risk management component through the role of the Audit Committee, the Corporate Governance and Nominating Committee, the Company’s internal audit processes, and the Company’s code of ethics, on-line ethics training, and several channels for employees to provide information to the board of inappropriate business risks or violations of company policies (e.g., “whistle-blower” opportunities).

Although the board oversees the overall risk management of the Company, its committees have the most in-depth contact with the Company's operations, and thus serve as corporate channels through which potential business risks are dealt with or raised to the entire board.  The Audit Committee is in charge of reviewing and assessing the Company's business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.  It meets periodically throughout the year to review and monitor activities related to the above, and can appoint, replace or dismiss the head of the Internal Audit Department.  In accordance with its charter, it discusses with management and the Company’s independent auditors significant financial reporting issues and judgments, accounting issues, and other sources of credit, liquidity and operational risk in the Company.  In addition, under its charter, it has the authority to investigate, at its discretion, any issues within the parameters of its responsibilities.

In addition, the Corporate Governance and Nominating Committee annually reviews the Company’s code of ethics, and is tasked with minimizing risk through proposing and overseeing corporate governance practices adopted for the Company.  The committee helps to mitigate operational risk by establishing and maintaining the process by which the board conducts succession planning for the Company's management.

Our risk assessment process also extends to our compensation programs and policies. Each year management carries out a review of all of the Company’s compensation programs and policies to assess their potential for fostering excessive risk-taking. This included a review of each plan’s design characteristics that could encourage unintended risky behaviors, mechanisms in place to mitigate these risks, and the materiality of any adverse impact on the Company that might arise out of such programs. These compensation program characteristics and mitigating factors were most recently reviewed with the Compensation Committee on February __, 2013.  Our program includes a number of features designed to mitigate risk, including:

•

A pay mix that rewards both short-term and long-term performance. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to the Company’s long-term best interests.

•

Our incentive compensation programs generally contain multi-dimensional metrics that reward a mix of different performance measures.  We believe that this mix of performance measures mitigates any incentive to seek to maximize performance under one measure to the detriment of performance under another measure.

•

Maximum payouts under both our annual cash incentive plan and our performance share plan are capped at 200 percent and 150 percent of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.

•

Our officers are subject to stock ownership guidelines, which we believe incentivize our officers to consider the long-term interests of the Company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

•

Our Compensation Committee engages an independent consultant.

•

On February __, 2013, our Board of Directors approved a Compensation Recovery Policy (the “Clawback Policy”) requiring an officer of the Company, as defined for purposes of Section 16(a) of the Securities Exchange Act of 1934, to return compensation earned under the Company’s Management Incentive Compensation Plan and under the Company’s Equity Incentives Plan(s) if such officer engages in fraud or intentional misconduct that results in one of the following events: (i) a material restatement of the Company’s financial statements, (ii) a material negative impact on the Company’s financial condition, or (iii) material reputational harm to the Company.

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times in 2012.  All current members of the Committee attended at least 75% of the Committee meetings held in 2012 during the period for which they served on the Committee.  The Committee is chaired by John Q. Sherman, II.  Other Committee members are David P. Bailis, Roy W. Begley, Jr., and R. Eric McCarthey.  All members of the Committee are independent.

The board has adopted a Charter for this Committee.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview” and following the link to “Board Charters.”

The Corporate Governance and Nominating Committee assists the board in defining board roles and developing processes to optimize board functioning. It also studies and recommends adoption by the board of directors of corporate governance processes intended to comply with applicable legal, regulatory, and listing standard requirements. In addition, the Committee oversees the Company’s succession planning process and director nomination process.  The Committee provides leadership to the board of directors and other committees in performing annual self-assessments. These self-assessments give the board and Committees insight into how they are performing their roles in the corporate governance process. The Corporate Governance and Nominating Committee conducted an assessment of its own performance as part of this process.

Director Nominating Process

The Corporate Governance and Nominating Committee and the board, in performing their director-nomination function, identify director candidates from a range of sources.  Historically, these have included recommendations from current directors and major shareholders. Director candidates are generally evaluated by reference to criteria such as integrity, candor, judgment, skills and experience with respect to the industry in which the Company operates, leadership, strategic understanding, and independence.  These factors are considered in the context of the current composition of the board.  A candidate is evaluated against these criteria regardless of the source of the recommendation. There are no “minimum requirements” as such, although integrity and judgment are considered absolute requirements.  Rather, the board examines all capabilities, skills, and experience in evaluating director candidates.  The Committee does not have an express policy with regard to consideration of diversity in identifying director nominees.  However, the Committee does consider issues of diversity in evaluating director candidates and the board and the Committee believe it is important that the board members represent diverse skills, personal and professional experience and viewpoints.

The policy of the Committee and board is to consider recommendations for director candidates from any interested party, especially shareholders.  Shareholders and other interested persons who wish to recommend a director candidate should submit the recommendation in writing addressed to The Standard Register Company Corporate Governance and Nominating Committee, in care of the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.  The communication should state the name of the candidate, his or her qualifications, and contact information for the shareholder or interested party, and the candidate.  Such candidates will be evaluated using the same criteria as candidates proposed from other sources.  There have been no material changes to the process by which shareholders and interested parties may recommend nominees to the board.

All eight of the nominees recommended by the board for election at the 2013 Annual Meeting of Shareholders were previously elected as directors by the shareholders.

Audit Committee

The board has established a separately-designated standing Audit Committee for purposes of overseeing the accounting and financial reporting processes of the Company and audits of its financial statements.

The Audit Committee met five times in 2012.  All current members of the Committee other than Mr. Bailis attended all of the Committee meetings held in 2012 during the period for which they served on the Committee.  Mr. Bailis was appointed to the Audit Committee in April of 2012.  During the period for which Mr. Bailis served on the Committee in 2012, there were three Committee meetings and Mr. Bailis was absent from one meeting due to a family medical emergency.  R. Eric McCarthey is Chair of the Audit Committee.  The other members of the Committee are David P. Bailis, Julie D. Klapstein, and John J. Schiff, Jr.  The board has determined that all members of the Committee are independent directors and meet the financial literacy requirements of the New York Stock Exchange.

The board adopted an Audit Committee Charter in April 2000.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview” and following the link to “Board Charters.”

The Audit Committee is responsible for monitoring and assuring the integrity of the Company’s financial reporting process. It accomplishes this function by assessing the internal accounting and auditing practices of the Company, and the independent auditor’s fulfillment of its role in the financial reporting process.  The Committee has sole authority for appointing and assessing the independent auditors, and setting their fees.  Additionally, the Committee administers compliance with the Company’s Code of Ethics.  To that end, the Committee has established procedures for the receipt, retention and investigation of complaints regarding accounting, internal accounting controls or auditing matters. Any interested person may contact the Audit Committee directly through the Company’s external website by clicking on “Company” as more fully described in the later section “Contact Information.”  Company employees may contact the Audit Committee, anonymously if they wish, through a toll-free telephone number linked to a third party who will record complaints related to accounting and auditing matters and forward such complaints directly to the Audit Committee.

The board has determined that independent director R. Eric McCarthey satisfies the “Audit Committee financial expert” qualifications contained in regulations issued pursuant to the Sarbanes-Oxley Act of 2002.  Specifically, the board has concluded that Mr. McCarthey’s previous experience as Chairman of the audit committee of a publicly traded company following the enactment of Sarbanes-Oxley Act qualifies him as an “Audit Committee financial expert.”  Mr. McCarthey’s experience with respect to audits of financial statements of publicly held companies, internal controls, application of generally accepted accounting principles, and audit committee functions, and his independence as a board member, meets the criteria for “Audit Committee financial expert.”

Compensation Committee

The Compensation Committee met eight times in 2012.  All current members attended all of the Committee meetings held in 2012 during the period for which they served on the Committee.  The Committee is chaired by Roy W. Begley, Jr.  Other members are F. David Clarke, III, Julie D. Klapstein, and John Q. Sherman, II.  All members of the Committee are independent directors.

The Committee has formed a Section 162(m) Subcommittee (the “Subcommittee”) to administer and approve the grant of performance related awards and stock options to officers of the Company subject to, or potentially subject to, Section 162(m) of the Internal Revenue Code under those plans to certify that any performance goals established pursuant to the grant of such performance related awards and stock options are attained.  The current Subcommittee members are Roy W. Begley and Julie D. Klapstein.  The Subcommittee does not have a separate charter, but its authority is established by resolution of the Committee and the board of directors.  The Subcommittee met two times in 2012. The current members of the Subcommittee were not members of the Subcommittee at the time the Subcommittee met in 2012.

The board has adopted a Charter for the Compensation Committee.  It is reviewed annually and updated as appropriate.  It is available on the Company’s website, www.standardregister.com, by clicking on “Investor Center”, then “Corporate Governance” under “SR Overview” and following the link to “Board Charters.”

The Compensation Committee has sole responsibility for determining compensation for the Chief Executive Officer, and it approves compensation for other executive officers. The Committee and the Subcommittee administer the equity and other compensation plans described in the executive compensation disclosures included in this proxy statement.  The Committee is responsible for reviewing and recommending to the board the annual retainer and other fees and grants for directors in connection with service on the board and Committees.

The Compensation Committee is authorized to establish and review the compensation strategy of the Company in order to align organizational strategies, goals, and performance with appropriate compensation rewards to executive officers and directors.  It accomplishes this by evaluating components of total compensation and assessing performance against goals, market competitive data, and other appropriate factors.  The Committee and the Subcommittee also have authority to make grants of stock awards to executive officers and senior management.  The Committee may recommend to the board, and to shareholders, new equity incentive plans or amendments to existing plans.  The Committee has sole authority to select and retain independent experts and consultants in the field of executive compensation, to advise with respect to market data, competitive information, executive compensation trends, and other matters as requested.

In many years, the Committee has established a discretionary pool of equity awards and delegated to the Chief Executive Officer and General Counsel the granting of such awards for purposes of new hire incentives, spot awards and recognition, and the like.  The General Counsel provides the Committee with an accounting of any discretionary grants made during the year.  In 2012, the Chief Executive Officer and General Counsel made one discretionary grant.

The Committee has not delegated any other of its accountabilities to any persons.

Executive officers work with the Committee and its independent compensation consultant to propose compensation features that provide appropriate incentives to meet Company goals and reward performance.  The primary role of executive officers in this regard is to identify and discuss components of the Company’s business plan that are critical to execution. Further, executive officers provide context regarding the degree of difficulty in attaining certain goals.  The Chief Executive Officer discusses with the Committee his evaluation of the performance of each executive officer, which the Committee takes into account in recommending compensation for executive officers other than the CEO. Executive officers participate and give input into the work valuation analysis undertaken by the Committee with respect to each executive officer role.

The Committee has directly retained an independent compensation consultant, Semler Brossy Consulting Group, LLC to assist in its duties.  Semler Brossy is retained for a number of purposes, including:  to provide market competitive compensation data, recommend an appropriate mix of compensation elements, assist the Committee in performing the Chief Executive Officer performance evaluation, review and comment on management recommendations such as proposed grants of stock awards to non-officer management, and update the Committee on emerging trends.  A Semler Brossy representative attends all Committee meetings.  Semler Brossy is not engaged to perform any other consulting work for the Company.  On February __, 2013, the Committee assessed the independence of Semler Brossy and determined that Semler Brossy was independent and that its engagement did not present any conflicts of interest. Semler Brossy also determined that it was independent from management and confirmed this in a written statement delivered to the Committee.

In December 2011, upon recommendation by the Committee, the directors approved stock ownership policies for directors and Company officers appointed by the board of directors effective as of January 1, 2012. Executive officers and directors are required to hold 50% of their net shares received upon the exercise of stock options or the vesting of performance-based restricted shares or restricted stock until they meet their respective guidelines.  Net shares are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.  The Stock Ownership Guidelines are available on the Company’s website, www.standardregister.com, by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview” and following the link to “Stock Ownership Guidelines.”

Executive Committee

The Executive Committee has the authority to act on behalf of the board of directors during the time between meetings, in all matters except for filling vacancies on the board of directors or any of its committees. The Executive Committee did not meet in 2012. F. David Clarke, III is Chairman of the Executive Committee, and Mr. Bailis and Mr. Morgan are the other members.  The Committee has no separate charter, but its authority is established by resolution of the board of directors.  Of the Executive Committee members, Messrs. Clarke and Bailis are considered independent, and Mr. Morgan was not considered independent.

Contact Information and Corporate Governance Document Availability

The board and its committees have established processes for shareholders and interested parties to contact the Presiding Director, Audit Committee, and board.  Director John Q. Sherman, II, has been selected to preside at the meetings of non-management directors of the board of directors to be held in 2013.  In 2012 the non-management members met two times.

Shareholders and interested parties may communicate with Mr. Sherman and with the Audit Committee through the Company’s website, www.standardregister.com, by clicking on “Investor Relations”, then “Presiding Director” under “Contacts.”  Communications for the board, the Presiding Director and the Audit Committee may also be sent to the Corporate Secretary, The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417.  All communications to the board, the presiding director, and the Audit Committee will be forwarded by the Corporate Secretary to the appropriate director(s).

The Charters of all board committees, the Corporate Governance Guidelines, the Code of Ethics, and the Independence Criteria, may be accessed on the Company’s website, www.standardregister.com by clicking on “Investor Relations”, then “Corporate Governance” under “SR Overview”.  Printed copies of these documents are available on request by contacting the Corporate Secretary’s office at the address noted above.

AUDIT COMMITTEE REPORT

During 2012, the Audit Committee reviewed interim quarterly financial statements with management and the independent auditors. This review was conducted prior to the filing of the Company’s 10-Q reports containing the respective interim quarterly financial statements. In addition, the Committee reviewed and discussed the 2012 year-end audited financial statements with executive management, including the chief financial officer and the independent auditors. This review took place prior to publication of the audited financial statements in the 10-K filing and annual report to shareholders. Each review was conducted with the understanding that management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for examining the statements.

In further discharge of its responsibilities, the Audit Committee met with the independent auditors, both in the presence of management and privately. The Committee and independent auditors discussed those matters described in Public Company Accounting Oversight Board Interim Audit Standard AU Section 380, “Communication with Audit Committee.” These discussions included review of the scope of the audit performed with respect to the Company’s financial statements. The Company’s internal auditor also met with the Committee, both in the presence of management and privately, in order to review the effectiveness of the Company’s internal controls and the internal auditor’s responsibilities in that regard and other compliance and audit matters. The Company has maintained an internal audit function for many years. In addition, the Committee conducted regular private meetings with General Counsel, and with management, including the chief financial officer and corporate controller.

The Audit Committee received and discussed periodic reports of management and the internal auditor, with respect to design and assessment of the Company’s internal controls over the financial reporting process.

The Audit Committee received the independent auditor’s written statement required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. This written statement described any relationships between the independent auditors and the Company that may reasonably be thought to bear on independence. Following receipt of this written statement and discussions of the matters described in it, the Committee was satisfied as to the auditor’s independence.

Based on the foregoing, on February __, 2013 the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K, for fiscal year ending December 30, 2012, for filing with the Securities and Exchange Commission.

R. Eric McCarthey, Chair

David P. Bailis

Julie D. Klapstein

John J. Schiff, Jr.

Independent Registered Public Accounting Firm Information

With respect to the 2011 and 2012 fiscal years, the Company paid fees to Battelle & Battelle, LLP, its independent auditors, as follows:

FEES TO INDEPENDENT AUDITOR	FY 2012	FY 2011

Audit Fees	$625,000	$700,000
Audit-Related Fees	38,300	35,300
Tax Fees	0	0
All Other Fees	58,575	0

Total Fees	$721,875	$735,300

The Audit Committee has adopted a procedure for pre-approval of all fees charged by Battelle & Battelle. Under the procedure, the Audit Committee approves the engagement letter with respect to audit and review services noted on the table above. Audit-related, tax and other fees are subject to pre-approval by the entire Committee, or, in the period between meetings, by a designated member of the Audit Committee. Any such approval by the designated member is disclosed to the entire Audit Committee at the next meeting. All audit-related fees paid to Battelle & Battelle, LLP, with respect to the 2012 audit year were approved by the Audit Committee.

The category of audit fees includes the audit of the Company’s annual consolidated financial statements, the audit of internal control over financial reporting (for fiscal year 2011 only), the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Battelle & Battelle, LLP, in connection with statutory and regulatory filings or engagements. Battelle & Battelle LLP has advised the Company that permanent full-time employees and partners of Battelle & Battelle LLP performed substantially all of the work done in conjunction with its audits of the Company’s financial statements for the years ended December 30, 2012 and January 1, 2012. Other fees for 2012 include amounts for other attestation services related to special projects to ensure regulatory compliance.

Audit-related fees consist of assurance and related services provided by Battelle & Battelle, LLP, that were reasonably related to the performance of the audit or review of our financial statements. It included fees billed in 2012 and 2011 for the audits of our benefit plans.

The Audit Committee has determined that the provision of audit-related services by Battelle & Battelle, LLP, is compatible with maintaining such firm’s independence.

EXECUTIVE OFFICERS

This section provides information concerning each of the executive officers of the Company as of December 30, 2012 with the exception of Mr. Morgan, who is a nominee for director, and accordingly, his biographical information, may be found in the section dealing with Proposal 1, under the heading “Nominees”.

Name

Age

Served as Executive

Officer Since

Joanne O. Cummins

48

2012

Ms. Cummins has been Chief Information Officer since November 2008.  From July 2003 to November 2008, Ms. Cummins served as Director, Technology.

Robert M. Ginnan

49

2009

Mr. Ginnan has been Vice President, Treasurer and Chief Financial Officer since February 27, 2009.  From June 2000 to February 2009, Mr. Ginnan served as Corporate Controller of Standard Register.

Greg J. Greve

50

2012

Mr. Greve has been Senior Vice President of Enterprise Delivery for Standard Register since the formation of this organization in January 2012. From March 2011 to January 2012 he served as Vice President of Customer Service and Supply Chain Management. From January 2009 to March 2011 Mr. Greve served as Vice President of Supply Chain Management and from August 2006 to December 2008 he served as Vice President of Sourcing.

John G. King

44

2012

Mr. King has been President, Standard Register Healthcare Business Unit since November 2012.  From October 2011 to October 2012, Mr. King served as Vice President Sales, Standard Register Healthcare Business Unit.  From December 2010 to August 2011, Mr. King served as the Senior Vice President and General Manager, Revenue Cycle, at MedAssets.  At MedAssets he was responsible for the following Revenue Cycle business unit functions; account management, professional services, contracting operations and customer support.  Prior to that Mr. King served in a variety of senior leadership positions at McKesson from October 2002 to November 2010.  He served as the Senior Vice President, Customer Operations, from April 2008 to November 2010. In this role he was responsible for the Sales, Account and Project Management business functions for approximately twenty-five percent of McKesson Provider Technology’s U.S. based customer and new business markets.  From May 2007 to April 2008 he served as Vice President and Staff Assistant to the Chief Operating Officer of McKesson Provider Technology.  From May 2005 to April 2007 he served as a Division Vice President, Customer Operations.

Joseph L. Klenke

50

2012

Mr. Klenke has been as Senior Vice President for Standard Register since March 2012.  From January 2012 to March 2012, Mr. Klenke served as Standard Register's President, Commercial Business Unit.  From January 2008 through December 2011 he served as Vice President, Manufacturing.  Mr. Klenke served as Vice President and General Manager of POD Services from 2006 to 2008.

William P. Lee

53

2011

Mr. Lee has served as the President of the Business Solutions Business Unit of Standard Register since April 2012.  From December 2011 to April 2012 he served as President of the Financial Services Business Unit of Standard Register.  From November 2010 to November 2011, Mr. Lee served as Senior Vice President at RR Donnelley.  In this role, he co-headed the integration team for legacy Bowne and RRD capital market businesses and he led global sales and product team to accelerate sales of a new technology offering into existing client base and competitive accounts for RRD’s fastest growing product.  From January 1999 to November 2010, Mr. Lee worked at Bowne.  From January 2009 to November 2010 he served as the President, Capital Markets and Compliance at Bowne.  As the President, he led Bowne’s most profitable business unit with $400 million in sales.  He managed nine regions located in the US, Canada, Europe, Latin and South America and Asia. Additionally, Mr. Lee  created P+L’s, marketing plans, product strategies and operational plans with a team of nine Managing Directors, a Business Development team, an Operations Director, Marketing, IT and Human Resources.  He successfully formulated a transformation strategy to address the contraction in printing requirements due to regulatory and macroeconomic changes.   From 2005 to 2008 he served as the President of the Eastern Region for Bowne, leading the sales and operational teams which included Eastern US and Europe.  Mr. Lee successfully spearheaded the integration of two acquisitions which included operations in US and Europe.

Amy L. Reilly

44

2012

Ms. Reilly has been Vice President, Organization Effectiveness, since November 2009.  From September 2007 through November 2009, Ms. Reilly served as Vice President, Human Resources.

Gerard D. Sowar

54

2010

Mr. Sowar has been Vice President, General Counsel and Secretary since January 2010.  From January 2008 to January 2010, Mr. Sowar served as Vice President, Deputy General Counsel.  From September 2005 to January 2008, Mr. Sowar served as Vice President, Associate General Counsel.

PROPOSAL 2:  To vote on a proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as Standard Register’s independent auditors for the year 2013

On February __, 2013, the Audit Committee of the board selected Battelle & Battelle LLP, Certified Public Accountants, to perform the audit of our financial statements for the fiscal year ending December 29, 2013, as Standard Register’s independent auditors for the year 2013.  Battelle & Battelle LLP was our independent auditing firm for the fiscal year ended December 30, 2012.

We are asking our shareholders to ratify the selection of Battelle & Battelle LLP, Certified Public Accountants, as our independent auditing firm.  Although ratification is not required by the Company’s Code of Regulations or otherwise, the board is submitting the selection of Battelle & Battelle LLP, Certified Public Accountants to our shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify such selection, the Audit Committee may nonetheless choose to engage Battelle & Battelle LLP, Certified Public Accountants.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent auditing firm at any time during the year if it determines that such a change would be in the interest of Standard Register and our shareholders.

A representative of Battelle & Battelle LLP, Certified Public Accountants will be present at the annual meeting.  The representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions.

The affirmative vote of a majority of the voting power of the Company’s outstanding voting stock which is present in person or by proxy at the annual meeting is required to adopt the proposal.  Abstentions from voting by holders of shares otherwise present at the meeting will have the same effect as votes against the proposal.  Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the voting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE SELECTION AND RETENTION OF BATTELLE & BATTELLE, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS STANDARD REGISTER’S INDEPENDENT AUDITORS FOR THE YEAR 2013.

PROPOSAL 3: Advisory vote on compensation of the Company’s named executive officers

The Company seeks your approval of an advisory resolution on our executive compensation programs (the “Say-On-Pay vote”), as disclosed in this Proxy Statement. Last year, over 98% of the votes cast were in favor of our first Say-on-Pay proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

In addition to the Say-on-Pay vote noted above, last year the Company’s shareholders voted, on an advisory basis, to hold a Say-On-Pay vote every year.  The Board considered the results of the shareholder’s “Say-on-Frequency” vote and determined to hold Say-On-Pay vote annually.  The next Say-on-Frequency vote is required to occur no later than the 2018 Annual Shareholder Meeting.

2012 Financial and Business Highlights

The Company is now in its fourth year of its evolution from a products-focused company to a market-focused innovator. While performance improvement over the past three years had been evident, management entered 2012 knowing it needed to accelerate the turnaround. Therefore, in January of 2012, the Company announced plans for aggressive actions to accelerate the Company’s transition, reduce costs and align resources around core solutions. Among other actions, our strategy included a major restructuring, workforce reduction, and a dividend suspension. As a direct result of these measures, as well as the growing success of our technology-oriented solutions, we have seen our financial performance stabilize and our operating performance continue to improve during the year across markets. We still have more hard work to do and will likely face continued challenges such as the uncertainty in the economy, yet we have made critical strategic strides during 2012. Over the past year, we have:

•

[Additional disclosure will be made in the definitive proxy statement after 2012 earnings are reported.]

Our achievement on many of our short-term financial objectives has paved the way towards successfully accomplishing our longer-term objectives. However, these successes are not yet translating into market value or stock price improvement, primarily because of the pension liabilities being inflated on a net present value due to historically low interest rates.

Metric	2011 Actual	2012 Plan	2012 Actual
Revenue[1]	$648
Adjusted Operating Profit (net of bonus)[2], 3	$20.7
Unadjusted EPS	($3.02)
FYE Stock Price	$2.33

1 [Additional disclosure will be made in the definitive proxy statement after 2012 earnings are reported.]

2 Operating profit numbers are not adjusted for the favorable benefit in connection with the termination of the retiree healthcare plan in 2011.

3 Adjusted operating profit differs from what is reported under GAAP.  See Annex A for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

Pay and Performance Alignment

Our financial and market results directly influence the level of pay executives may realize since our executive compensation program is designed to align closely with Company performance in both good and challenging times.

•

The pay mix reflects a heavy emphasis on variable pay, particularly for the CEO who, for 2012, has 68% of target total direct compensation (“TDC”) which consists of salary as well as annual and long term incentives (“LTD”), at risk. Historically, at risk pay has comprised an even larger portion of TDC, but the reduction in 2012 LTI awards in order to maintain reasonable burn rates reduced the emphasis on variable pay.

•

The performance-oriented components of the program, consisting of annual cash incentive awards and Performance Restricted Shares (“PRS”), represent approximately 40% - 50% of our named executive officers' target total direct compensation (“TDC”) and tie directly back to business objectives through the metrics used in the plans and the variability based on achievement of objectives.

•

Under this design, superior performance should result in above-target payouts while below-target performance should result in payouts below target.  [Additional disclosure will be made in the definitive proxy statement after 2012 earnings are reported.]

20121 Named Executive Officer Annual Total Direct Compensation (TDC)
($000)

	Joseph P. Morgan, Jr., CEO		Robert F. Ginnan, CFO		William P. Lee, President, Business Solutions[2]
	Target[3]	Realizable[4]	Target[3]	Realizable[4]	Target[3]	Realizable[4]
Base Salary
Annual Incentive
Restricted Stock
PRS
TDC
% of Target TDC at Risk
% of Target TDC that is Performance Oriented

1

Tom Furey, our former President, Industrial Business Unit (and one of our named executive officers) is not shown here since he left the company in May 2012.

2

 Excludes 10,000 options granted in connection with his hire.

3

Target TDC represents salary rate, the target annual incentive opportunity, and the grant date fair market value of restricted stock and PRS.

4

Realizable TDC represents salary, the actual annual incentive earned, and the intrinsic value of long-term incentive grants as of December 30, 2012. The intrinsic value reflects the year end closing stock price ($0.63) multiplied by the sum of (a) the number of restricted stock granted plus (b) the number of PRS earned for the 1-year performance period plus (c) the target number of PRS related to the 2-year performance period.

[Additional disclosure will be made in the definitive proxy statement after 2012 earnings are reported.]

2010 – 2012 CEO Total Direct Compensation (TDC) vs. Adjusted Operating Profit

	Joseph P. Morgan, Jr., CEO TDC ($000)		Adjusted Operating Profit[1,4] ($MM)		Year End Stock Price
	Target[2]	Realizable[3]	Target	Actual
2010	$2,049	$1,034	$32	$25	$3.41
2011	$2,464	$600	$39	$21	$2.33
2012

1

Operating profit numbers are not adjusted for the favorable benefit in connection with the termination of the retiree healthcare plan in 2011.

2

Target TDC represents salary, the target annual incentive opportunity, and the grant date fair market value of stock options, restricted stock and PRS.

3

Realizable [Additional disclosure will be made in the definitive proxy statement after 2012 earnings are reported.]

4

Adjusted operating profit differs from what is reported under GAAP.  See Annex A for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

2012 Compensation Decisions

The Committee took the following compensation actions for named executive officers in 2012 (Tom Furey is excluded from this discussion since he left the Company in May 2012):

•

Froze salaries to align with our strategy of cost containment. Our CEO’s salary has remained unchanged since 2009.

•

Reduced long-term incentive opportunities by approximately 45% compared to 2011 levels in light of 2011 performance and to preserve reasonable burn rates in light of the suppressed stock price performance.

•

Simplified the annual incentive program to focus participants on key financial outcomes they can influence. The number of metrics were reduced and include:

—

For Messrs. Morgan and Ginnan – corporate operating profit (50%) and corporate revenue (50%).

—

For Mr. Lee –corporate operating profit (40%), business unit operating profit (30%) and business unit revenue (30%).

•

Modified the long term incentive plan to support our current strategy. The 2012 grants consisted of two vehicles: (1) time based restricted stock (40%) to provide stability and aid in retention during this challenging period in our Company’s history and (2) performance restricted stock (60%) to ensure payouts are aligned with longer-term financial goals.

—

Time-based restricted stock has a three year cliff vesting period.

—

The PRS grant is earned based on 1- and 2- year earnings before interest, taxes, depreciation, amortization, restructuring, and pension amortization and settlement (“EBITDARP”) goals to reflect the Company’s focus on cash and to begin to move to a longer-term performance period. Earned awards will be subject to additional years of service vesting to ensure retention and continued focus on long-term performance.

▪

50% on 1 year corporate EBITDARP (vests 50% when earned and 50% 1 year after being earned)

▪

50% on 2 year cumulative corporate EBITDARP (vests in full 1 year after being earned)

•

Set challenging goals for the annual cash incentive and PRS plans that are directly tied to our operating plan. Financial goals were set so that the Company’s budget must be achieved before any payouts would be paid out. In addition:

—

For corporate participants, an operating profit gate must be met in order to pay out any award.

—

For business unit participants, the corporate operating profit threshold is required to achieve above-target payouts on business unit metrics.

The table below summarizes achievement relative to goals and the resulting pay outcomes for 2012.

2012 Performance Goals

Incentive Program	Participants	Performance ($MM)					Pay Outcome
		Metric	Threshold	Target	Maximum	Actual
Annual Cash Incentive Award	CEO & CFO	Revenue (50%)
Adjusted Operating Profit[1] (50%)
	President, Business Solutions	Corporate Adjusted Operating Profit[1] (40%)
Revenue for BU ($MM) (30%)
BU Adjusted Operating Profit[1] (30%)
PRS	All Named Executive Officers	1-Year EBITDARP[2] (50%)
2-Year Cumulative EBITDARP[2] (50%)

1

Adjusted operating profit differs from what is reported under GAAP.  See Annex A for a reconciliation of non-GAAP financial measures to our results reported under GAAP.

2

EBITDARP differs from the calculation of EBITDA under GAAP.  See Annex A for a reconciliation of EBITDARP to EBITDA.

•

Suspended contributions to the SERP benefit to contain costs and to align the compensation program with emerging best practices.

•

Entered into severance agreements with executive officers that provide for 0.5 – 1x salary for terminations by the company without cause or by the executive for good reason. These agreements replace a previous policy of case-by-case approval by the Board.

•

Continued to practice other sound corporate governance as it relates to compensation. We:

—

Maintain stock ownership policies for executive officers and directors. Executive officers and directors are required to hold 50% of their net shares received upon the exercise of stock options or the vesting of performance-based restricted shares or restricted stock until they meet their ownership guidelines. Net shares are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.

Ownership Guidelines
Participant	Guideline
CEO	5x salary
CFO	2x salary
Other executive officers	1x salary
Directors	4x base retainer

—

Provide no perquisites;

—

Require double trigger on acceleration of vesting of equity awards granted after 2009;

—

Conduct compensation risk assessments annually;

—

Maintain an anti-hedging policy that also prohibits pledging of shares; and

—

Employ an independent compensation consultant.

On February __, 2013, our Board of Directors approved a Compensation Recovery Policy (the “Clawback Policy”) requiring an officer of the Company, as defined for purposes of Section 16(a) of the Securities Exchange Act of 1934, to return compensation earned under the Company’s Management Incentive Compensation Plan and under the Company’s Equity Incentives Plan(s)  if such officer engages in fraud or intentional misconduct that results in one of the following events: (i) a material restatement of the Company’s financial statements, (ii) a material negative impact on the Company’s financial condition, or (iii) material reputational harm to the Company.

Conclusion

In summary, our compensation program design and realizable pay results illustrate our pay-for-performance philosophy.  Our heavy emphasis on performance-based pay has resulted in an alignment between our executive’s pay and realized results for our shareholders. As our transformation takes hold and our performance strengthens, we will assess the design of the program to ensure it continues to:

▪

Reflect our business strategy and objectives directly, furthering the long-term interests of our shareholders.

▪

Consider industry-specific and market practices to establish compensation levels that attract, motivate, reward, and retain key contributors.

As part of that assessment, we will consider the results from the shareholder advisory vote on executive compensation when making future compensation decisions and policies regarding named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2013 annual meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the disclosures made in the Executive Compensation section and the accompanying compensation tables and related narrative discussion), is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

For additional information regarding executive compensation, please refer to the Company’s Proposal No. 3, Advisory Vote on the Compensation of the Company’s named executive officers.

Summary Compensation Table

The following table and footnotes contain information regarding compensation earned in or with respect to 2012 by:

•

Our Chief (Principal) Executive Officer

•

Our two other most highly compensated executive officers

•

Our former President, Industrial Business Unit

We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
			(1)	(1)	(2)	(3)
Joseph P. Morgan, Jr.
President and Chief Executive Officer	2012
	2011	600,000	677,000	709,764	-	142,384	2,129,148
Robert M. Ginnan
Vice President, Treasurer and	2012			-
Chief Financial Officer	2011	318,461	174,992	183,469	-	74,521	751,443
William P. Lee
President, Business Solutions	2012
Thomas M. Furey
Former President, Industrial Business Unit	2012
	2011	281,385	100,005	104,840	-	69,695	555,925

(1)

Represents the total grant date fair value of awards issued during the year computed in accordance with Accounting Standards Codification (ASC) Topic 718.  See Note 13 to our Consolidated Financial Statements included in Form 10-K for the year ended December 30, 2012, for discussion of the relevant assumptions used to determine fair value of stock and option awards. The amounts shown represent the estimate of total compensation expense at the date of grant that would be recognized over the performance period.  These amounts do not represent actual amounts paid to the named executive officers.  Whether, and to what extent, the named executive officers realize value on equity awards depends on our financial performance, our stock price, and continued employment.

A portion of the stock awards issued in 2012 were performance-based.  Compensation amounts in the above table were based on our estimate of the probable outcome of the performance condition at the date of grant, and not necessarily the maximum amount that could be earned by the named executive.  The maximum amounts that could be earned by the named executive officers for the performance-based stock awards in order are: $686,791, $177,532, and $101,446.

The stock awards issued in 2011 were all performance-based.  The maximum amounts that could have been earned by the named executive officers for the stock awards issued in 2011 are $1,015,500 for Mr. Morgan, $262,488 for Mr. Ginnan, and $150,008 for Mr. Furey.  Mr. Lee was not a Standard Register employee at the time these awards were issued. All of the shares awarded in 2011 were forfeited and canceled in February, 2012 because the minimum level of the performance objective was not met at the end of 2011.

(2)

[Additional disclosure will be made in the definitive proxy statement after 2012 earnings are reported.] No annual cash incentive awards were earned in 2011.

(3)

The table below shows the components of other compensation.

Name	Year	Company Contribution to Supplemental Defined Contribution Plan	Severance	Other	Total
		($)	($)	($)	($)
		(a)	(b)
Joseph P. Morgan, Jr.	2012	-	-	-	-
	2011	134,716	-	7,668	142,384
Robert M. Ginnan	2012	-	-
	2011	67,146	-	7,375	74,521
Bill Lee	2012	-	-

Thomas M. Furey	2012	-	282,000	-	282,000
	2011	62,670	-	7,025	69,695

(a)

In 2011, participants in the Supplemental Executive Retirement Plan, a defined contribution plan, were credited with 15% of annual base salary and cash incentive compensation.  Accounts were credited with an investment return of 6%.  For 2012, the annual contribution to participants under the Plan was suspended and the annual investment return was changed to a rate based on the applicable federal long-term rate (3.09% for 2012).

(b)

Mr. Furey left the Company for reasons other than cause and received a severance package equal to one year of base compensation.

Stock and Option Awards

Stock Options – Stock options granted have a contractual term of ten years and become exercisable ratably over a service period of four years.

Stock Awards –Stock awards issued are either in the form of performance-based restricted shares or time-based restricted shares.

•

The 2012 stock award consists of two vehicles: (1) time-based restricted stock (40%) and (2) performance-based restricted stock (60%).

—

Time-based restricted stock has a three year cliff vesting period.

—

The performance-based restricted shares will be earned based on 1- and 2- year earnings before interest, taxes, depreciation, amortization, restructuring, and pension amortization and settlement (“EBITDARP”) goals to reflect the Company’s focus on cash and to begin to move to a longer-term performance period.  Earned awards will be subject to additional years of service vesting to ensure retention and continual focus on long-term performance.

▪

50% on 1 year corporate EBITDARP (vests 50% when earned and 50% 1 year after earned)

▪

50% on 2 year cumulative corporate EBITDARP (vests in full 1 year after it is earned

—

The minimum number of performance restricted stock awards that could vest is 50% of target for achievement of a minimum performance goal and the maximum number of performance restricted stock awards that could vest is 150% of target for achievement of a maximum performance goal.  If the actual performance achieved is below the threshold level, all of the shares previously granted are forfeited.  If the actual performance achieved is above the target level, additional shares are granted and immediately vested.

•

The performance-based restricted stock awards issued in 2011 had a one-year performance period and a three year vesting period.  25% of the award would have vested upon achievement of performance goals, 25% of the award would have vested upon achievement of the performance goals and one additional year of service, and 50% of the award would have vested upon achievement of the performance goals and two additional years of service.  All of the shares awarded in 2011 were forfeited and canceled in February, 2012 because the minimum level of the performance objective was not met at the end of 2011.

Non-equity Incentive Plan Awards

•

The 2012 Management Incentive Compensation Plan design was defined to focus participants on key financial metrics they can influence.

—

Corporate participants’ payouts were originally based on the following metrics: corporate operating profit (50%) and corporate revenue (50%).  During 2012, the Compensation Committee modified the metrics to corporate operating profit (70%) and corporate revenue (30%), for all participants except any named executive officer under the corporate plan (Mr. Morgan and Mr. Ginnan).  A reassessment of the metrics during the restructuring realigned the revenue metric with the business units, as corporate participants have more influence over operating profit than revenue.  An operating profit gate must be met in order to pay out any award for corporate participants.

In 2012, the Company also made small bonuses to employees who are not eligible under the Management Incentive Compensation Plan or otherwise eligible for an annual bonus.  The Compensation Committee waived the inclusion of the expense associated with this award and certain non-recurring expenses from the calculation of the corporate operating profit metric for all participants.

—

Business unit participants’ payouts are based on the following metrics: corporate operating profit (40%), business unit operating profit (30%) and business unit revenue (30%). The corporate gate does not apply to the business unit revenue and operating profit metrics.  Instead, the corporate operating profit threshold is required for business unit participants to achieve above-target payouts on these metrics.

Outstanding Equity Awards

The following table contains information related to unexercised stock option awards and nonvested restricted stock awards held by each of our named executive officers at December 30, 2012.

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (1)	Number of Securities Underlying Unexercised Options (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
	(#) Exercisable	(#) Unexercisable	($)		(#)	($)	(#)	($)
Joseph P. Morgan, Jr.	17,050	-	20.16	02/05/13
	17,050	-	18.01	02/18/14	223,630	136,414	291,631	177,895
	10,900	-	12.89	02/23/15
	8,887	-	17.00	02/22/16
	16,000	-	13.07	02/21/17
	53,400	-	9.51	04/29/18
	75,000	25,000	4.70	02/25/19
	140,925	46,975	5.22	04/30/19
	92,604	92,604	5.82	03/02/20
	108,493	325,481	3.38	03/03/21

Robert M. Ginnan	2,500	-	20.16	02/05/13	59,018	36,001	75,385	45,985
	1,500	-	13.57	03/14/13
	6,000	-	18.01	02/18/14
	3,000	-	12.89	02/23/15
	5,000	-	17.00	02/22/16
	4,400	-	13.07	02/21/17
	33,750	11,250	4.70	02/25/19
	35,775	11,925	5.22	04/30/19
	27,781	27,781	5.82	03/02/20
	28,044	84,135	3.38	03/03/21

William P. Lee	-	10,000	1.57	02/28/22	28,718	17,518	43,077	26,277
Thomas M. Furey	-	-	-	-	-	-	-	-

(1)

The vesting date of each option is listed in the table below by expiration date.

Expiration	Vesting	Expiration	Vesting	Expiration	Vesting
Date	Date	Date	Date	Date	Date

02/05/13	12/31/04	02/22/16	02/22/10	04/30/19	04/30/13
03/14/13	03/14/05	02/21/17	02/21/11	03/02/20	03/02/14
02/18/14	12/31/04	04/29/18	04/29/12	03/03/21	03/03/15
02/23/15	02/23/09	02/25/19	02/25/13	02/28/22	02/28/16

(2)

29,209 and 8,762 shares for Mr. Morgan and Mr. Ginnan will vest in March 2013.  All of the remaining shares are subject to a three year cliff vesting period and will vest in March 2015.

(3)

The stock price used to calculate values in the above table is $0.61, the closing price on December 28, 2012, the last trading day of 2012.

(4)

All of the shares shown are performance-based restricted shares.  50% of the shares are subject to a one-year performance goal for 2012, of which half will vest in March 2013 if the goal is achieved and half will vest in March 2014. The other 50% of the share are subject to a two year cumulative performance goal for 2012-2013, which will vest in March 2015 if the goal s achieved.

Retirement Benefits

The Stanreco Retirement Plan (Qualified Plan) is our qualified defined benefit pension plan.  The traditional formula provides a defined benefit calculated as 1.3 percent of final average pay (average of highest five years of base and annual cash incentive) times years of credited service.  Mr. Ginnan participates under this formula.  Effective June 30, 2008, we modified the Qualified Plan and the nonqualified supplementary benefit plan discussed below for participants that were still accruing benefits under the plans.  As a result, these participants ceased accruing pension benefits and final pension benefit amounts will be based on pay and service through June 29, 2008.  Normal retirement age is 65, but unreduced benefits are available at age 62.  Plan participants can elect payment in the form of a partial lump sum or an annuity.

The benefit amount for certain participants (primarily those hired after December 31, 1999) was frozen in 2004 and these participants no longer earn any additional benefit credits; however, their lump sum earns 4% interest annually until termination of employment with the Company (pension equity formula).  Mr. Morgan participates and Mr. Furey participated under this formula.

The Non-Qualified Retirement Plan supplements the Qualified Plan and was available to all Qualified Plan participants who were affected by limits imposed by the Tax Reform Act of 1986, including executive officers.  It provides retirement benefits that would have been payable from the Qualified Plan but for such limits.  Benefits are calculated using the same formula as the Qualified Plan, traditional or pension equity, and all features of the Non-Qualified Retirement Plan are the same as the Qualified Plan.  Mr. Morgan participates in this plan.

Mr. Morgan also participated in the Officers’ Supplemental Non-Qualified Plan which provided additional retirement benefits based on years of credited service as an executive officer in excess of five years.  It provided a defined benefit calculated as 3.05 percent of final average pay (the average of the highest five years of base and annual cash incentive) times years of officer service in excess of five years.  The plan is frozen to new participants and benefits are frozen for most participants, including Mr. Morgan.  This plan was replaced by the defined contribution plan discussed below.

The sum of annual benefits payable under the above retirement plans cannot exceed more than 50% of the executive officer’s final average pay.

With the exception of our Qualified Plan, we do not fund any retirement plans, but we accrue for projected benefits and pay benefits from general corporate assets.  None of the defined benefit retirement plans provide flexibility to enhance the years of service or other components of the formula other than by plan amendment.  We have not enhanced years of service or other components of the formulas for any executive officer.

Non-Qualified Defined Contribution Plans

We have a Supplemental Executive Retirement Plan for executive officers designed to supplement benefits available under our 401(k) savings plan.  Participant accounts are credited annually on the last day of the year with 15% of their annual compensation, which includes base salary and annual cash incentive awards.  However, the Company’s contribution was suspended in 2012.  Accounts are credited annually with an investment return based on the applicable federal long-term rate which was 3.09% in 2012.  Participants are fully vested after ten years of credited service, eligibility for early retirement, death, or disability.  Benefit payments are made in ten equal installments and are paid from general company assets.  We currently do not fund this plan.  Messrs. Morgan, Ginnan, and Lee currently participate and Mr. Furey participated in this plan.

Potential Payments upon Termination or Change in Control

Employment Agreements

None of our named executive officers have a written employment agreement, but are covered by written severance agreements.  Under the agreement, if the Company terminates the executive officer’s employment without cause or the executive officer terminates his or her employment for good reason, then the executive officer will be entitled to an amount equal to 0.5 – 1.0 times his or her base salary, depending on length of service with the Company.  Where the executive officer’s length of service is at least six months but not longer than 24 months, the amount will be 0.5 time the executive’s annual base salary.  Where such length of service is longer than 24 months, the amount will be 1.0 times the executive’s annual base salary.

Management Incentive Compensation Plan

Change in Control – In the event of a change in control, employees, including the named executive officers, are entitled to receive a payment equal to his or her target cash incentive award for the incentive period that includes the date of the change of control.

Termination Provisions - If an executive officer’s employment terminates due to death or disability during the incentive period, a prorated amount of any unpaid incentive awards will be payable to the executive officer if the performance goals are achieved.  An executive officer who remains employed through the incentive period, but is terminated prior to the payment date, is entitled to receive any incentive award if the performance goals are achieved.  If an executive officer’s employment terminates for any reason other than due to death or disability during the incentive period, the balance of any unpaid cash incentive awards will be forfeited by the executive officer.

Equity Plans

Change in Control - Under both the 2002 and 2011 Equity Incentive Plan, if the executive officer’s employment is terminated any time within the 24 calendar months after the effective date of a change in control (i) by the Company (or its successor) for any reason other than cause or due to the executive’s permanent and total disability or (ii) by the executive for good reason (as defined in the plans):

•

Any option shall become exercisable within one year or the remainder of option term, whichever is less.

•

Shares of nonvested service-based restricted stock are immediately vested, and

•

A pro-rated number of shares of performance-based restricted stock are immediately vested, based upon the percentage of the maximum applicable performance goals represented by the Company’s actual performance through the date of the change in control.

Termination Provisions - Incentive options and nonqualified options are treated similarly under the 1995 Stock Option Plan and the 2002 and 2011 Equity Incentive Plans in the event of termination of employment.  In general the exercisable portion of any option will terminate ninety days after termination of employment other than for cause, and the unexercisable portion will terminate upon the date of termination.  However, all nonqualified options continue to vest and be exercisable after termination if the termination is due to retirement in accordance with our normal retirement policy after age 62, death, or permanent and total disability.  If an employee dies or becomes disabled while employed by the Company or within ninety days after termination for reasons other than cause, any options exercisable as of that date can be exercised at any time within one year after the date of termination of employment by the employee’s estate, guardian, or persons to which the options were legally transferred.  All options terminate immediately if employment is terminated for cause or if the employee violates any written employment or non-competition agreement with the Company.

Under the 2002 and 2011 Equity Incentive Plan, upon termination of employment, all nonvested shares of restricted stock are forfeited, unless the employee leaves the Company as a result of retirement in accordance with our normal retirement policy, after age 62 with ten years of service, or due to death or permanent disability.  In these cases, service-based restricted shares immediately vest and a pro-rated number of shares of performance-based restricted stock continue to be subject to the vesting provisions of the awards.

Retirement Plans

Change in Control - Under the Non-Qualified Retirement Plan, in the event of a change of control, a participant’s benefit under the plan immediately becomes fully vested.

The change of control provisions in the Officers’ Supplemental Non-Qualified Retirement Plan and the Supplemental Executive Retirement Plan provide that upon the involuntary termination of employment of a participant by the Company or its successor within one year after a change of control, the plan will pay the participant their benefit in a single lump sum approximately six months after termination.  Involuntary termination following a change of control means the participant was not offered a similar position in responsibility and compensation as they held prior to the change in control or their normal place of work is relocated more than 50 miles away and within six months of the change of control the participant voluntarily terminates his employment.

Termination Provisions - In the event of termination, the named executive officers are entitled to receive any benefits that they would otherwise be entitled to under the Qualified Plan, the Non-Qualified Retirement Plan, the Officers’ Supplemental Non-Qualified Retirement Plan, and the Supplemental Executive Retirement Plan.  Benefits under these plans generally are not affected by whether a participant’s employment terminates with or without cause.  However, under all plans except the Qualified Plan, any unpaid portion of a participant’s benefit is forfeited if the participant is convicted of a felony during or arising from the participant’s employment with the Company, engages in competition with the Company after termination of employment with the Company, or discloses the Company’s confidential information.

Death benefits under the Qualified Plan and the Non-Qualified Plan are equal to approximately 50% of the total accumulated benefit amount.  Under the Officers’ Supplemental Non-Qualified Retirement Plan, death benefits equal 100% of the accumulated benefit amount.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company.  The following table contains information concerning the compensation earned in 2012 by our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
	($)	($)	($)

F. David Clarke, III (Chairman)	100,000	-	100,000
David P. Bailis	56,750	-	56,750
Roy W. Begley, Jr.	71,000	-	71,000
Julie D. Klapstein	62,000	-	62,000
Michael E. Kohlsdorf *	21,500	-	21,500
R. Eric McCarthey	68,500	-	68,500
John J. Schiff, Jr.	53,500	-	53,500
John Q. Sherman, II	70,270	-	70,270

* Mr. Kohlsdorf retired from the board on April 26, 2012

Fee Earned or Paid in Cash - Non-employee members of our Board of Directors receive an annual retainer fee of $25,000 and $1,000 for each Board of Directors meeting attended.  Mr. Morgan, our Chief Executive Officer, did not receive any fees for serving as a member of the Board of Directors.  Non-employee board members also receive additional compensation for serving on board committees as follows:

•

Compensation Committee members receive an annual retainer fee of $5,500, and a per-meeting fee of $750.  Current members of the Compensation Committee are:  Messrs. Clarke, Begley, Sherman and Ms. Klapstein.  Mr. Begley is Chairman of the Committee and receives an additional retainer fee of $10,000.  Messrs. Bailis and Kohlsdorf, served on the committee until April, 2012.

•

Corporate Governance and Nominating Committee members receive an annual retainer fee of $5,500, and a per-meeting fee of $750.  Current members of the Corporate Governance and Nominating Committees are:  Messrs. Bailis, Begley, McCarthey, and Sherman.  Mr. Sherman is Chairman of the Committee and receives an additional retainer fee of $10,000.

•

Audit Committee members receive an annual retainer fee of $7,500, and a per-meeting fee of $1,000.  Current members of the Audit Committee are:  Messrs. Bailis, McCarthey, Schiff and Ms. Klapstein.  Mr. McCarthey is Chairman of the Committee and receives an additional retainer fee of $10,000.  Mr. Kohlsdorf served on the committee until April, 2012.

•

Executive Committee members receive no annual retainer but are paid $1,000 per meeting attended.  Current members of the Executive Committee are: Mr. Clarke, Chairman, with Mr. Bailis and Mr. Morgan as the other members.  Mr. Clarke and Mr. Morgan do not receive any payments for attending Executive Committee meetings.

•

The annual retainer fee for our Chairman of the Board is $100,000.  The Chairman of the Board does not receive any additional fees.

Our directors are paid $750 for each half-day of board-related work outside of regular board or committee meetings, and are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred by them to attend board meetings.

Stock Awards – No stock awards were granted to directors in 2012.

The table below provides information for the number of restricted shares that remain unvested and the number of options that are outstanding at December 30, 2012.

	Restricted Stock Awards	Stock Option Awards
Name	Number of shares that have not vested (#)	Number of shares Outstanding (#)
F. David Clarke, III (Chairman)	24,265	4,000
David P. Bailis	24,982	-
Roy W. Begley, Jr.	24,265	4,000
Julie D. Klapstein	14,382	-
R. Eric McCarthey	24,982	-
John J. Schiff, Jr.	24,265	4,000
John Q. Sherman, II	24,265	4,000

PROPOSAL 4: To vote on a proposal to approve an amendment to The Standard Register Company 2011 Equity Incentive Plan;

Background

The 2011 Equity Incentive Plan (the “2011 Plan”), coupled with the 2002 Equity Incentive Plan “2002 Plan,” allows us to grant equity awards (including stock options, restricted stock units and performance share awards) to our employees, officers and directors.

We believe that future success depends on the ability to attract and retain high caliber personnel. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

Summary of the Proposal

The Board approved an amendment to the 2011 Plan on ____________, 2013, subject to approval by our shareholders at our 2013 annual meeting. We are seeking shareholder approval of an amendment to the 2011 Plan that increases the number of shares reserved for issuance thereunder by ________________ shares (before giving effect to the reverse stock split submitted for shareholder approval as Proposal 5 below).

The Importance of the Proposed Increase in Shares

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.  If we are unable to offer competitive equity packages to retain and hire employees, this could significantly hamper our plans for growth and adversely affect our ability to operate our business.  In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

Other reasons the Board recommends shareholders vote for the equity plan proposal

▪

“At risk” equity awards foster an ownership culture closely aligning the interests of employees with shareholders. We maintain ownership policies requiring executives to hold 50% of their net shares until they meet their ownership guidelines (5x salary for the CEO and 1x-2x for other executive officers).

▪

Restricted stock with performance conditions are currently heavily emphasized in our long-term incentive program

—

Aligns pay with performance since payouts do not occur unless specified goals are achieved

—

Enables the Company to deduct the full value of the awards for federal income tax purposes

▪

Future grants will be subject to clawback provisions

▪

The Equity Plan conforms to best practices

—

Prohibits repricing or exchanging of underwater options without shareholder approval

—

Requires option exercise prices to equal 100% or more of fair market value on date of grant

—

Applies a fungible share design whereby each full-value award issued (other than options and SARs) results in a debit to the Equity Plan share pool of 2 shares

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Prohibits material alterations of plan without shareholder approval

Share Information

As of __________, 2013, the 2011 Plan had _____________ shares subject to currently outstanding equity awards including ______________ shares subject to outstanding restricted stock units and performance share awards and _______________ outstanding options with a weighted average remaining term of _________ years and a weighted average exercise price of $_______ and ___________ shares available for future issuance.

Also as of __________, 2013, the 2002 Plan had _____________ shares subject to currently outstanding equity awards including ______________ shares subject to outstanding restricted stock units and performance share awards and _______________ outstanding options with a weighted average remaining term of _________ years and a weighted average exercise price of $_______ and ___________ shares available for future issuance.

Description of the 2011 Plan

Nature of Incentives; Eligibility; Purposes

Stock incentives which may be issued under the 2011 Plan include stock options (which for federal income tax purposes may be either “nonqualified” options or “incentive” options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended), stock appreciation rights, restricted stock awards, performance share awards, and restricted share units, as well as any combination thereof.  Stock incentives may be granted to “key employees” of the Company and its subsidiaries.  Key employees are defined as employees of the Company or a subsidiary who in the opinion of the Committee (as defined below) are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company.  The Committee determines those persons who are key employees.  Independent directors, defined as directors who are not employees of the Company, are also eligible to receive incentives under the 2011 Plan.

Shares Available for Grant

A total of 5,780,000 shares of common stock are available for stock incentives granted under the 2011 Plan.  For purposes of this maximum amount, shares underlying options and stock appreciation rights are counted on a one-for-one basis, but shares issued in the form of restricted stock awards, performance share awards or restricted stock units are counted against the maximum at the rate of two shares for every one share covered by an award.  If any shares of common stock that are subject to stock incentives are forfeited, such shares are again available under the 2011 Plan.  For this purpose, “forfeited shares” means any shares that were issued pursuant to prior grants of stock incentives that expire or terminate for any reason without having been exercised.  In the future, if another company is acquired by the Company or combines with the Company, any of the Company’s shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company would not be deemed issued under the 2011 Plan and would not be subtracted from the shares of common stock available for grant under the 2011 Plan.

Grants of stock incentives under the 2011 Plan are subject to the further limitation that the maximum number of shares granted to any one person in a calendar year may not exceed either 1,500,000 options or stock appreciation rights or 750,000 restricted stock awards, performance shares or restricted stock units.

Administration

The 2011 Plan is administered by a committee (the “Committee”) consisting of no fewer than two directors designated by the Board of Directors of the Company.  The Board has designated its Compensation Committee as the Committee for purposes of the 2011 Plan, and the Compensation Committee has designated a subcommittee (called the “Section 162(m) Subcommittee”) for purposes of administering compliance with the performance standards of Section 162(m) of the Internal Revenue Code.  The Committee determines which employees of the Company and its subsidiaries are key employees who might participate in the 2011 Plan and the form, terms and number of shares covered by each stock incentive granted to such persons under the 2011 Plan.

Available Awards Under the 2011 Plan

Incentive and Nonqualified Stock Options.  A stock incentive in the form of a stock option will provide for the purchase of shares of common stock in the future at an option price per share which will not be less than 100% of the fair market value of the shares covered thereby on the date the stock option is granted.  Each option first becomes exercisable in full or in part 12 months after the date the option is granted, or may become exercisable in one or more installments and at such later time or times, as the Committee shall determine. Options may be, but are not required to be, made subject to the attainment of specified performance objectives.  Upon the exercise of an option, the purchase price may be paid in cash or, unless otherwise provided in the option, in shares of common stock (including shares withheld by the Company from the shares issuable upon exercise of the option) or in a combination of cash and such shares.  The Company may cancel all or a portion of an option subject to exercise, and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares.  All stock options granted under the 2011 Plan expire within ten years from the date of grant.  A stock option is not transferable or assignable by an optionee otherwise than by will or by the laws of descent and distribution, and each option is exercisable, during the optionee’s lifetime, only by the optionee.  Unexercised options terminate on the 90th day following termination of employment.

Stock Awards and RSUs.  Under the 2011 Plan, the Committee may award common stock or restricted stock units (i.e. the right to receive stock at a later date upon the achievement of specified conditions).  Any such stock award or RSU will be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Committee may determine, including specified corporate or personal performance objectives the attainment of which may, but is not required to be, specified as a condition to the vesting of the stock award or RSU.

Stock Appreciation Rights.  The 2011 Plan also authorizes the issuance of stock appreciation rights or “phantom stock” awards.  Such rights, if granted, confer upon the recipient the right to receive upon exercise the excess (or “spread”) of the fair market value of Company common stock over the exercise price of the right.  The exercise price must be at least equal to the fair market value of common stock on the date of grant.  The Committee may impose such conditions or restrictions on stock appreciation rights as it deems appropriate.

The Committee has the authority to determine whether, to what extent and under what circumstances any stock incentive will be canceled or suspended.  In particular, but without limitation, all outstanding stock incentives to any participant will be canceled if the participant, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, as determined by the Committee.

Federal Income Tax Consequences

The following is only a brief summary of the federal tax consequences of awards made under the 2011 Plan and is not intended to be an exhaustive discussion.  Award recipients should always consult with their personal tax advisors regarding their personal tax situations.

Nonstatutory Stock Options.  Nonstatutory stock options are not taxable to the optionee upon grant, but will result in taxable ordinary income to the optionee at the date of exercise of the option.  The taxable amount will be equal to the difference between the market price of the optioned shares on the date of exercise and the exercise price.

Incentive Stock Options.  Incentive stock options are generally not taxable to the optionee upon grant or exercise if the optionee has continuously been an employee from the time the option has been granted until at least three months before it is exercised.  However, the spread at exercise is an “adjustment” item for alternative minimum tax purposes.  Any gain realized on the sale or other disposition of stock acquired on exercise of an incentive stock option is considered as long-term capital gain for tax purposes if the stock has been held more than two years after the date the option was granted and more than one year after the date of exercise of the option.  If the stock is disposed of within one year after exercise, the lesser of any gain on such disposition or the spread at exercise (i.e., the excess of the fair market value of the stock on the date of exercise over the exercise price) is treated as ordinary income, and any appreciation after the date of exercise is considered long-term or short-term capital gain to the optionee depending on the holding period prior to sale. However, the spread at exercise (even if greater than the gain on the disposition) is treated as ordinary income if the disposition is one on which a loss, if sustained, is not recognized – e.g., a gift, a “wash” sale or a sale to a related party.

Stock Appreciation Rights.  Like nonstatutory options, stock appreciation rights are not taxable to the recipient upon grant, but result in taxable ordinary income as of the date of exercise equal to the amount paid to the recipient, i.e., the difference between the exercise price and the value of the shares on the date of exercise.

Restricted and Unrestricted Stock.  Restricted stock is generally taxable as ordinary income in the first taxable year in which the recipient’s rights to the stock are transferable or are not subject to a substantial risk of forfeiture, whichever is applicable.  Recipients may also elect to include the income in their tax returns for the taxable year in which they receive the shares by filing an election to do so with the appropriate office of the Internal Revenue Service within 30 days of the date the shares are transferred to them.  The amount includable in income with respect to restricted stock is the fair market value of the shares as of the day the shares are transferable or not subject to a substantial risk of forfeiture, whichever is applicable; if the recipient has elected to include the income in the year in which the shares are received, the amount of income includable is the fair market value of the shares at the time of transfer.  Unrestricted stock is taxable as ordinary income when it is granted to the recipient.  Dividends paid on restricted stock during the restricted period are taxable as ordinary income as paid.  The Company is entitled to a deduction for restricted or unrestricted stock in the year the recipient is subject to ordinary income tax with respect to the stock.

Restricted Stock Units.  Restricted stock units are generally taxable to the recipient as ordinary income when stock or cash is payable with respect to the restricted stock units, even if the restricted stock units become vested at an earlier date.  Dividend equivalents with respect to restricted stock units are generally accumulated and paid to the recipient when the stock or cash payable under the restricted stock units become payable, and the dividend equivalents are taxable at the time of such payment.

Performance Related Awards.  Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer.  “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit.  Accordingly, the 2011 Plan permits the Committee (which has delegated certain authority to its Section 162(m) Subcommittee) to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, RSUs, or any combination thereof to employees upon achievement of such established performance goals.  In setting the performance goals, the Committee and/or the Section 162(m) Subcommittee may use such measures as stock price, market share, sales revenue, organic sales growth, cash flow, cash flow efficiency, earnings per share, return on equity, total shareholder return, gross margin, costs, operating income or any of a number of other criteria defined in the 2011 Plan. The performance goals may relate to the individual participant, to the Company as a whole, or to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed.

Additional Information

The Board may amend the 2011 Plan, provided that no amendment may increase the number of shares issuable pursuant to the 2011 Plan, reduce the exercise price or alter the class of individuals eligible to receive stock options without shareholder approval. However, shareholder approval may not necessarily be required of every amendment to the 2011 Plan that can increase the cost to the Company of the 2011 Plan or alter the allocation of benefits between the Company’s named executive officers, other executive officers, and other employees.

The 2011 Plan prohibits the re-pricing of underwater stock options by forbidding any stock option or stock appreciation right from being cancelled in exchange for cash, other awards, or stock options or stock appreciation rights having a lower exercise price without the prior approval of the shareholders of the Company.

On ___________, 2013, the average of the high and low market prices of the Company’s common stock on the New York Stock Exchange was _________ per share.

In the event that the 2011 Plan is terminated, recipients of stock options, stock appreciation rights, RSUs and common stock granted prior to such expiration shall retain all rights to such shares in accordance with their terms, including the right to exercise stock options or stock appreciation rights.

Notwithstanding any vesting schedule contained in any stock incentives granted under the 2011 Plan, if a change in control (as such term is defined in the 2011 Plan) of the Company occurs, any stock incentives under the 2011 Plan that have been outstanding for over six months will become immediately exercisable in full.

A full copy of the 2011 Plan, including the proposed amendments, is attached to this proxy statement as Annex [B].

Members of our Board and our named executive officers have an interest in this proposal because they are eligible to receive awards under the 2011 Plan.

New Plan Benefits

2011 Equity Incentive Plan

The Committee, in its discretion, selects the person(s) to whom awards may be granted and the number of shares subject to each such grant under the 2011 Plan.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual(s) in the future under the 2011 Plan.

Shareholder Approval

The affirmative vote of the holders of a majority of voting power of the Company’s outstanding voting stock present in person or by proxy at the annual meeting is required to adopt the foregoing amendment to the 2011 Plan.  Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the approval of the amendment to the 2011 Plan unless otherwise instructed by the shareholders.  Abstentions will have the same effect as votes cast against the proposal, provided such shares are properly present at the meeting in person or by proxy.  Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE STANDARD REGISTER COMPANY 2011 EQUITY INCENTIVE PLAN.

PROPOSAL 5: To vote on a proposal to approve an Amendment to Standard Register’s Amended Articles of Incorporation to effect a [One-For-___] reverse stock split of its common stock and its Class A stock

The Company’s Board of Directors has adopted an amendment to the Amended Articles of Incorporation to effect a one-for-___ reverse stock split, and we are asking our shareholders to approve the reverse stock split at the Annual Meeting. The affirmative vote of two-thirds of the Company’s outstanding shares, including both common stock and Class A stock, is required to approve the reverse stock split. The form of the proposed amendment to the Company’s Amended Articles of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex [C].

We had outstanding, on the record date, _________ shares of common stock and __________ shares of Class A stock.  Based on the number of common shares and Class A shares currently issued and outstanding, immediately following the completion of the reverse stock split at a ratio of one-for-___, without giving effect to the treatment of fractional shares, the Company would have approximately _________ common shares and _________ Class A shares outstanding. The actual number of shares outstanding after the reverse stock split will depend on the effect of cashing out fractional shares in connection with the reverse stock split. The Company does not expect the reverse stock split itself to have any economic effect on the shareholders, except to the extent the reverse stock split will result in fractional shares as discussed below.

The Reverse Stock Split

If the reverse stock split is approved and implemented, each ___ issued and outstanding common shares and Class A shares of the Company will automatically be converted into one common share and one Class A share, respectively. If the reverse stock split is approved by our shareholders, the Board of Directors will cause an amendment to our Amended Articles of Incorporation to be filed with the Ohio Secretary of State to carry out the reverse stock split. We anticipate that we will take action to file the amendment with the Ohio Secretary of State shortly after our Annual Meeting.

Reasons for the Reverse Stock Split

Our common shares are listed on the New York Stock Exchange (NYSE) and we are therefore subject to certain continued listing standards and requirements.  On May 14, 2012, the NYSE notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable NYSE minimum bid price requirement.  We were been provided 180 calendar days, or until our next annual meeting of shareholders, to regain compliance with this requirement.  To demonstrate compliance with the bid price requirement, we must maintain a bid price of greater than $1.00 for a minimum of 30 consecutive business days, although in certain circumstances the NYSE may require a longer compliance period.

The Board has considered the potential harm to the Company and its shareholders of a delisting of the Company’s common stock and has determined that, if the Company’s common stock continues to trade below $1.00 per share, the consummation of the reverse stock split is the best way to maintain liquidity by achieving compliance with the NYSE requirements if the Company’s common stock continues to trade below $1.00 per share.

The Board also believes that the current low per share market price of the Company’s common stock has had a negative effect on the marketability of the Company’s existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company’s common stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. The Board also believes this factor may limit the willingness of some institutions to purchase the common stock. The Board anticipates that the reverse stock split will result in a higher bid price for the Company’s common stock, which may help to alleviate some of these problems.

The Company believes that maintaining listing on the NYSE will provide it with a market for its common stock that is more accessible than if the Company’s common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the NYSE. Among other factors, trading on the NYSE increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by market makers.  Further, an NYSE listing may enhance the Company’s access to capital, increase the Company’s flexibility in responding to anticipated capital requirements and facilitate the use of its common stock in any strategic or financing transactions that it may undertake. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the NYSE as compared with the OTC markets.

The Company expects that a reverse stock split of its common stock will increase the market price of the common stock so that the Company is able to maintain compliance with the NYSE minimum bid price listing standard. However, the effect of a reverse stock split on the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the reverse stock split, effectively reducing the Company’s market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the Company’s common stock may vary based on other factors that are unrelated to the number of shares outstanding, including the Company’s future performance.

In order to maintain the Company’s listing on the NYSE, the Company must maintain a minimum market value of listed securities of at least $50 million or a minimum market value of publicly held shares of $15 million.  As of [RECORD DATE], the Company’s market value of listed securities was $________ million and its market value of publicly held shares was $______ million. Even if the Company meets the bid price requirement, if it is unable to comply with the other NYSE requirements, the NYSE may determine to delist the common stock from the NYSE.  The Company must notify the NYSE of its intention to cure the deficiency in this situation, and if the NYSE determines that it does not appear possible for the Company to cure the bid price deficiency, the NYSE may not afford the Company an additional 180-day grace period on the NYSE.  If the NYSE makes a determination to delist its common stock, the delisting procedure will begin with a notification of delisting and may involve a hearing and the possibility of appeal.  There is no assurance that at the end of this process the common stock would continue to be listed on the NYSE.

Effects of the Reverse Stock Split

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by our shareholders, would become effective upon the effectiveness of a Certificate of Amendment to our Amended Articles of Incorporation, filed with the Ohio Secretary of State. If the reverse stock split is approved, the Company expects to file the Certificate of Amendment shortly after the Annual Meeting.

General

If implemented, the reverse stock split will affect all holders of our common shares and Class A common shares uniformly. Proportionate voting rights and other rights of the holders of our common shares and Class A common shares will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below.  For example, a holder of 2% of the voting power of the outstanding common shares immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding common shares after the reverse stock split.  The number of shareholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares).

Effect on Authorized but Unissued Shares of Common Stock and Class A Stock

We are currently authorized to issue 101,000,000 common shares and 9,450,000 Class A shares.  The reverse stock split will not alter in any way the number of authorized common shares, or the number or terms of the authorized Class A shares. We are not seeking a reduction in our authorized shares and the number of authorized shares will not be proportionately reduced in the reverse stock split. By reducing the number of our issued and outstanding shares, the reverse stock split would have the effect of creating additional authorized and unissued common shares. If the reverse stock split is approved, we would have approximately [_______] common shares and [________] Class A shares outstanding, and will still have 101,000,000 authorized common shares and 9,450,000 authorized Class A shares. We have no current plans to issue any of the additional authorized common shares or Class A shares resulting from the reverse stock split.

To the extent that additional common shares or Class A shares are issued in the future, they may decrease existing shareholders’ percentage equity ownership and could be dilutive to the voting rights of existing shareholders. Further, we have not proposed the reverse stock split with the intention of using the resulting authorized and unissued shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile attempt or delay or prevent changes in control or changes in management.

Effect on Par Value

The proposed amendment to the Company’s Amended Articles of Incorporation will not affect the par value of the Company’s common shares or its Class A shares, which will remain at $1.00 per share.

Effect on the Company’s Equity Incentive Plans

As of [RECORD DATE], the Company had approximately _________ shares subject to outstanding awards under the 2011 Equity Incentive Plan, _________ shares subject to outstanding awards under the 2002 Equity Incentive Plan and ______________ shares subject to awards under the 1995 Stock Option Plan. Under each equity incentive plan, the Compensation Committee will determine the appropriate adjustment to the awards granted under each plan in the event of a stock split.  Should the reverse stock split be effected, the Compensation Committee will approve proportionate adjustments to outstanding awards and shares available for issuance under each equity incentive plan, as applicable.  These adjustments would include changes to the number of shares underlying awards and the related exercise price.

Accordingly, if the reverse stock split is approved by our shareholders, the number of all outstanding equity awards and the number of shares available for issuance, as applicable, under the each of the Company’s equity incentive plans will be proportionately adjusted using the split ratio of one-for-___ (subject to the treatment of fractional shares).

Effect on Holders of “Odd Lots”

The reverse stock split may result in some shareholders owning “odd lots” of less than 100 common shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effect on Beneficial Owners of Our Common Shares

If the reverse stock split is implemented, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the reverse split for their beneficial holders.  However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Exchange of Share Certificates

If the reverse stock split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old certificate(s) for new certificate(s) representing the appropriate number of shares resulting from the reverse stock split or to convert their shares to a book entry account.  Shareholders of record at the effective time of the reverse stock split will receive a transmittal letter and instructions from the Company’s transfer agent on how to exchange their certificates.  Shareholders will not have to pay any transfer fee or other fee in connection with such exchange.

YOU SHOULD NOT SEND IN YOUR CERTIFICATES NOW OR DESTROY YOUR CERTIFICATES. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any old certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver a new certificate registered in the name of the shareholder.

Until surrendered as contemplated herein, a shareholder’s old certificate(s) will be deemed at and after the effective time of the reverse stock split to represent the number of full common shares or Class A shares, as applicable, of the Company resulting from the reverse stock split and any payment due in lieu of the issuance of a fractional share.  Until you have returned your properly completed and duly executed transmittal letter and surrendered your old certificate(s) for exchange, you will not be entitled to receive any other distributions that may be declared and payable to holders of record following the reverse stock split.

Any shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes will be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934. The reverse stock split is not being undertaken in response to an effort by any person to accumulate our common shares.

Our common shares are currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company’s common shares under the Exchange Act or the listing of the Company’s common shares on the NYSE.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split and will not issue certificates representing fractional shares. Shareholders who would otherwise hold fractional shares because the number of common shares or Class A shares they hold before the reverse stock split is not evenly divisible by the [one-for-___] split ratio will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares.  Payment for fractional shares will be made by our transfer agent, upon its receipt of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s). The amount of the payment will be equal to (i) the closing sale price of our common shares on the NYSE on the business day immediately preceding the effective time of the reverse stock split, multiplied by (ii) the number of common shares or Class A shares, as applicable, that would have been exchanged for the fractional interest.  The ownership of a fractional share will not give the holder any voting, dividend or other rights, except the right to receive the cash payment.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Accounting Matters

Following the reverse stock split, reported per share net income or loss will be higher because there will be fewer common shares and Class A shares outstanding.

No Dissenters’ Rights

Under Ohio law, holders of our common shares and Class A shares will not be entitled to dissenters’ rights with respect to the reverse stock split.

Vote Required

Under Ohio law and our Amended Articles of Incorporation, the affirmative vote of two-thirds of our outstanding common shares and Class A shares, voting together as a single class, is required to approve the reverse stock split.  As such, broker non-votes and abstentions will count as votes against the reverse stock split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common shares and Class A shares.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (IRS) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common shares that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common shares and Class A shares (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common shares or Class A shares as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

Each shareholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common shares or Class A shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Accordingly, except for shareholders who receive cash in lieu of fractional shares, a shareholder will not recognize any gain or loss as a result of the receipt of post-reverse stock split common stock or Class A stock pursuant to the reverse stock split. The aggregate tax basis in the common shares or Class A shares received under the terms of the reverse stock split should equal the aggregate tax basis in the common shares or Class A shares surrendered, and the holding period for the common shares or Class A shares received should include the holding period for the common shares or Class A shares surrendered. Shareholders who receive cash for fractional shares will be treated as having sold their fractional shares and will recognize a gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-reverse split common stock or Class A stock allocated to the fractional shares. Such gain or loss will be a capital gain or loss if the stock was held as a capital asset, and such gain or loss will be a long-term gain or loss to the extent that the shareholder’s holding period exceeds 12 months.  Each shareholder who is to receive cash for fractional shares in the reverse stock split will be required to furnish the shareholder’s social security number or taxpayer identification number. Failure to provide this information may result in backup withholding.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-___ REVERSE STOCK SPLIT.

The board of directors does not intend to present any other proposals for action by the shareholders at the annual meeting and has not been informed that anyone else intends to present any other proposal for action by the shareholders at the annual meeting.

OTHER MATTERS

Solicitation Expenses

The Company will pay the costs to solicit proxies. These costs include the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries. These are the only contemplated expenses of solicitation.

Shareholder Proposals for 2014 Annual Meeting

Any proposal of a shareholder intended for inclusion in our proxy statement and proxy for the 2014 annual meeting of shareholders must be received by our Secretary at The Standard Register Company, 600 Albany Street, Dayton, Ohio 45417, on or before __________, 2013. The 2014 annual meeting of shareholders will be held on April __, 2014. The form of proxy we distribute for the 2014 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the 2014 annual meeting (other than by management) if we do not receive notice of that matter at 600 Albany Street, Dayton, Ohio 45417, prior to ________________, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Gerard D. Sowar
Vice President, General Counsel
& Secretary
Dayton, Ohio

ANNEX A

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

ANNEX B

THE STANDARD REGISTER COMPANY

2011 EQUITY INCENTIVE PLAN

1.

Purpose:  The purpose of The Standard Register Company 2011 Equity Incentive Plan (the "Plan") is to promote the best interests of The Standard Register Company (together with any successor thereto, the "Company") and its shareholders by providing Key Employees of the Company and its Affiliates (as defined below), and certain members of the Company's Board of Directors who are not employees of the Company, with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Key Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to furnish an added incentive for them to continue their association with the Company.

2.

Definitions:  As used in the Plan, the following terms shall have the respective meanings set forth below:

Affiliate: Any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

Award: Any Option, Stock Appreciation Right, Restricted Stock, Restricted Share Unit, or Performance Share or other award granted under the Plan.

Award Agreement: Any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

Board:  The Company’s Board of Directors.

Cause: The willful repeated or habitual misconduct of a Participant, the embezzlement or theft of corporate funds, conviction of a felony, the breach of any trade secrecy or similar statutory or contractual confidentiality provisions, the direct or indirect competition with the Company's business or other breach of any noncompetition agreement with the Company, and/or "cause" as defined in any employment agreement to which a Participant is a party.

Change in Control:  The event which shall be deemed to have occurred if any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a trustee under the John Q. Sherman Testamentary Trust or the William C. Sherman Testamentary Trust or the William C. Sherman Intervivos Trust dated December 29, 1939, becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Commission:  The Securities and Exchange Commission.

Committee:  A committee of the Board (including any applicable subcommittee thereof) designated by such Board to administer the Plan in whole or in part, consisting of not less than two Non-Employee Directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto.  Unless otherwise directed by the Board, the Committee shall be the Board’s standing Compensation Committee.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value:  With respect to Shares, as of any given date, the reported closing sale prices of Shares on the New York Stock Exchange on that date, or on the most recent trading date on which sales of Shares were reported if none were reported on that date.  With respect to any property other than Shares, and for Shares if they are then no longer publicly traded, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

Good Reason.  The occurrence of one or more of the following circumstances following a Change in Control without the Participant’s express written consent, which circumstance(s) are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances in detail (which notice must be provided by the Participant within 90 days of the Participant obtaining knowledge of the applicable circumstances): (i) any material change in the Participant’s duties, responsibilities, authority, reporting structure, title, office or status; (ii) a material reduction of the Participant’s base salary or bonus eligibility; (iii) a geographical relocation of the Participant’s principal office location by more than 50 miles; (iv) any material breach by the Company of any material contractual obligation of the Company to the Participant; (v) the Participant’s Permanent and Total Disability; or (vi) the failure by the Company or any successor to the Company to assume or confirm all of the Participant’s Awards outstanding at the time of a Change in Control on a basis which is economically equivalent to the Participant, or to assume or confirm any other material contractual obligations of the Company to the Participant, following a Change in Control.

Incentive Stock Option:  An option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

Key Employee:  Any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

Non-Employee Director:  Any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

Non-Qualified Stock Option:  An option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

Option:  An Incentive Stock Option or a Non-Qualified Stock Option.

Participant:  A Key Employee or Non-Employee Director who is granted an Award under the Plan.

Performance Goal:  Any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:  cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic, earnings per share from continuing operations; net assets turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stock holder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

Performance Period:  Any period for which Performance Goal(s) or goals have been established with respect to an Award.

Performance Share:  Any Award granted under Section 6(d) of the Plan that will be paid out as a Share upon the achievement of specified Performance Goals (which, in specified circumstances, may be a Restricted Security).

Permanent and Total Disability:  Any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Person:  Any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or government or political subdivision thereof.

Qualifying Termination.  The termination of a Participant’s employment or status as a Non-Employee Director which is initiated at any time within the 24 calendar months after the effective date of a Change in Control (i) by the Company (or its successor) for any reason other than Cause or due to the Participant’s Permanent and Total Disability or (ii) by the Participant for Good Reason.

Released Securities:  Shares with respect to which all applicable restrictions have expired, lapsed or been waived.

Restricted Securities:  Awards under which issued and outstanding Shares are held subject to certain restrictions pursuant to the Plan or an Award Agreement.

Retained Dividends.  Dividends otherwise payable with respect to Shares subject to an outstanding Award which are to be held by the Company for such purpose for later payment when and if the Award results in the actual issuance of Shares or as otherwise specified herein or in the Award Agreement.

Restricted Stock:  Any Share granted under Section 6(c) of the Plan.

Restricted Stock Unit.  An Award granted under Section  of the Plan which provides for the issuance of Shares to a Participant who remains a Key Employee or Independent Director for the period(s) of time specified in the Award Agreement.

Rule 16b-3:  Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

Shares:  Shares of Common Stock of the Company, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section  of the Plan.

Stock Appreciation Right:  Any right granted under Section  of the Plan.

3.

Administration:  The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board and all references to the Committee herein shall include the Board. The Committee may delegate specific aspects of its administrative authority hereunder to one or more subcommittees, provided the members thereof meet all legal or regulatory qualifications applicable to their respective subcommittees’ delegated responsibilities, and all references herein to the Committee shall include any such subcommittees.  To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

4.

Shares Available for Award:

(a)

Total Shares Available. The total number of Shares reserved and available for distribution pursuant to Awards granted under the Plan shall be ____________ provided, however, that any Shares issued to Participants pursuant to Awards in any form other than Options or Stock Appreciation Rights shall be counted against such _____________ Share limit as two Shares for every one Share actually issued pursuant to such Award other than a Option or Stock Appreciation Right.

(b)

Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.  If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an option otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.  Any Shares otherwise issuable to a Participant upon the exercise of an Award which the Participant elects to have withheld or not issued by the Company in lieu of the Participant’s payment of any consideration such Participant is required to pay shall be deemed to have been issued for purposes of the Plan and therefore no longer available for future grant under the Plan.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares and/or treasury Shares as designated by the Committee.

(c)

Individual Limitation.  The maximum number of Shares with respect to which Awards may be granted under this Plan to any single Participant in any fiscal year of the Company shall be 1,500,000 in the case of Options and Stock Appreciation Rights and 750,000 in the case of Restricted Stock, Performance Shares, and Restricted Share Units.

(d)

Adjustments. In the event the Company effects a stock dividend or other distribution in the form of Shares or other Company securities, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects all of the Company’s outstanding Common Stock, then the Committee shall proportionately adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award; provided, further, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

5.

Eligibility:  Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, and any Non-Employee Director, shall be eligible to be designated a Participant.

6.

Awards:

(a)

Option Awards. The Committee is hereby authorized to grant Options to Key Employees and Non-Employee Directors upon the terms and conditions set forth below and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion; provided, however, that Non-Employee Directors may not be granted Incentive Stock Options.

(i)

Exercise Price. The exercise price per share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  Upon exercise of an Option, the exercise price shall be payable in cash or, unless otherwise provided by the Committee in the Award Agreement, by the surrender of Shares previously owned by the Participant or the withholding of Shares to be issued upon the exercise of the Option, or in any combination thereof, or in such other form as the Committee may authorize from time to time. All such Shares so surrendered or withheld shall be valued at their Fair Market Value on the date of surrender or withholding.

(ii)

Option Term.  The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)

Exercisability.  An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Option, each Option granted under the Plan to a Participant shall become immediately exercisable in full for a period of time equal to the lesser of one year or the remainder of the Option term automatically upon the occurrence of a Qualifying Termination of the Participant.

(iv)

Termination of Options.  An Option will terminate as follows:

A.

Upon exercise or expiration by its term.

B.

Upon termination of a Participant’s employment or status as a Non-Employee Director for Cause, all Options then held by such Participant shall immediately terminate.  Except as provided in Subsections 6(a)(iv) D, E and F, upon termination of employment or status as a Non-Employee Director for reasons other than Cause, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination, and the portion of any Option not then exercisable will terminate on the date of termination of employment or status as a Non-Employee Director.  For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be a termination of employment.

C.

Subject to any limitation imposed by Section 422 of the Code, all Incentive Stock Options which have been outstanding for at least 12 months will vest in their entirety and be exercisable for the full number of shares called for by the Option upon termination of employment if such termination is due to retirement in accordance with the Company's normal retirement policy after age 62, death, or upon the occurrence of a Permanent and Total Disability.

D.

Unless otherwise provided in the applicable Award Agreement and subject to Subsection , all Nonqualified Stock Options shall continue to vest and be exercisable after termination of employment in accordance with the terms upon which they were originally granted if such termination of employment is due to retirement (including retirement which also constitutes a Qualifying Termination) in accordance with the Company's normal retirement policy after age 62.

E.

Unless otherwise provided in the applicable Award Agreement, if a Participant holding an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company or within 90 days after termination of employment, such Option may be exercised, to the extent exercisable as of the date of the occurrence of the event which triggers the operation of this paragraph, at any time within one year after the date of such Participant’s termination of employment, by the estate or guardian of such Participant or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

F.

If a Participant holding an Option violates any terms of any written employment or noncompetition agreement between the Company and the Participant or the Participant is otherwise terminated for Cause, all existing Options held by such Participant will terminate.  In addition, if at the time of any such violation or termination the Participant has exercised Options but has not yet received certificates for the Shares to be issued, the Company may void the Option and its exercise.  Any such action by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

(v)

Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

(b)

Stock Appreciation Rights.

(i)

Issuance.  The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees and Non-Employee Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the Fair Market Value of one Share on the date of exercise over the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

(ii)

Terms and Conditions.  Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided, however, that in no event shall the term of any Stock Appreciation Right exceed a period of ten years from the date of its grant, and provided further that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Stock Appreciation Right, each Stock Appreciation Right granted under the Plan to a Participant shall become immediately exercisable in full for a period of time equal to the lesser of one year or the remainder of the Stock Appreciation Right term automatically upon the occurrence of a Qualifying Termination of the Participant.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(iii)

Continued Vesting after Termination.  Unless otherwise provided in the Applicable Award Agreement:

A.

Subject to Subsection , each Stock Appreciation Right will continue to vest and be exercisable after termination of employment in accordance with the terms upon which it was originally granted if such termination of employment is due to retirement (including retirement which also constitutes a Qualifying Termination) in accordance with the Company’s normal retirement policy after age 62.

B.

If a Participant holding a Stock Appreciation Right dies or becomes subject to a Permanent and Total Disability while employed by the Company or within 90 days after termination of employment for reasons other than Cause, such Stock Appreciation Right may be exercised, to the extent exercisable as of the date of such Participant’s death or the date such Participant first becomes subject to a Permanent and Total Disability, at any time within one year after such date, by the estate or guardian of such Participant or by the those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

C.

If a Participant holding a Stock Appreciation Right violates any terms of any written employment or noncompetition agreement between the Company and the Participant, or the Participant is otherwise terminated for Cause, all existing Stock Appreciation Rights held by such Participant will terminate.  In addition, if at the time of any such violation or termination the Participant has given a notice of exercise of the Stock Appreciation Right but has not yet received payment therefor, the Company may void the Stock Appreciation Right and its exercise.  Any such action by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

(c)

Restricted Stock Awards.

(i)

Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees and Non-Employee Directors.

(ii)

Restrictions.  Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion; provided, however, that in the event of the Qualifying Termination of a Participant (A) in the case of Shares of Restricted Stock which are subject to time vesting or other restriction time period specified in the applicable Award Agreement, each Share of Restricted Stock granted under such Award Agreement to such Participant immediately shall become a Released Security and (B) in the case of Shares of Restricted Stock which are subject to a Performance Period, a prorated number of Shares of Restricted Stock shall immediately become Released Securities, based upon the percentage of the maximum performance goals contained in the applicable Award Agreement represented by the Company’s and the Participant’s actual performance through the date of the Change in Control which preceded the Qualifying Termination.

(iii)

Registration.  Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)

Dividends.  All dividends declared by the Company which would otherwise be payable with respect to outstanding Restricted Stock shall be held by the Company as Retained Dividends which shall be paid to the Participant when and as the Restricted Stock becomes Released Securities, or shall be forfeited when and as Restricted Stock is forfeited.

(v)

Payment Of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares of Released Securities, free of restrictions imposed under the Plan and the Award Agreement plus an amount of cash equal to all Retained Dividends associated with such Released Securities, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(vi)

Forfeiture.  Except as otherwise determined by the Committee in its discretion, upon termination of employment or status as a Non-Employee Director of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction under the Plan or an Award Agreement, and all Retained Dividends associated with such Shares, shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.

(d)

Performance Share Awards.

(i)

Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees and Non-Employee Directors.

(ii)

Performance Goals and Other Terms.  The Committee shall determine in its discretion the Performance Period, the Performance Goal(s) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares constituting Restricted Securities to be received upon payment of Performance Shares (if Performance Shares are to be delivered in such manner), and any other terms, conditions and rights relating to a grant of Performance Shares the Committee deems appropriate; provided, however, that regardless of any other requirements or restrictions specified in an Award Agreement with respect to Performance Shares, upon the occurrence of a Qualifying Termination of a Participant each Performance Share granted under the Plan to such Participant shall become immediately payable to the extent provided in the last sentence of this Section . In the case of a Performance Share Award held by a Participant who is the subject of a Qualifying Termination, the number of Performance Shares to be issued to the Participant shall be proportionately adjusted from the maximum potential number available under the applicable Award based upon the Company’s actual performance through the date of the Change in Control which preceded the Qualifying Termination as a percentage of the relevant maximum performance goals set forth in the applicable Award Agreement.

(iii)

Rights and Benefits During the Performance Period.  The Committee may provide that during the Performance Period, an amount of money equal to all dividends declared by the Company during the Performance Period which would be payable with respect to the Performance Shares if the Performance Shares would then have been issued and outstanding, shall be retained and held by the Company as Retained Dividends which shall be paid to the Participant if and when such Shares are issued by the Company and delivered to the Participant.  Participants shall have no voting rights with respect to Performance Shares held by them.

(iv)

Adjustments with Respect to Performance Shares.  With respect to Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and to the extent consistent with Section 162(m) and the regulations promulgated thereunder, the Committee shall, unless otherwise determined by the Committee at the time the Performance Goals are established, adjust the Performance Goals to exclude the adverse affect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. Notwithstanding the foregoing and with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee may, in its discretion, adjust Performance Goals as it considers necessary or appropriate.

(v)

Delivery of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period (but in no event later than two months and ten days following the end of the applicable Performance Period), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participant; provided, however, that any Shares of Restricted Securities payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner set forth in Section 6(c)(iii) hereof.

(e)

Restricted Share Units.

(i)

Issuance.  The Committee is hereby authorized to grant Awards of Restricted Share Units to Key Employees and Non-Employee Directors.

(ii)

Delivery Period(s) and Other Terms.  The Committee shall determine in its discretion the period(s) of time during which the Participant must remain either a Key Employee or an Non-Employee Director in order to become entitled to the delivery of Shares with respect to the Restricted Share Unit, the restrictions applicable to Shares of Restricted Securities upon the attainment of such periods (if Restricted Stock Units are to be satisfied in such manner), and any other terms, conditions and rights relating to a grant of Restricted Share Units the Committee deems appropriate.

(iii)

Rights and Benefits Prior to Delivery.  The Committee may provide that during the period after the date of an Award of Restricted Share Unit is made and prior to the delivery of Shares with respect to such Award, an amount of money equal to all dividends declared by the Company during such period which would be payable with respect to the Shares underlying such Award where such Shares then outstanding shall be held by the Company as Retained Dividends which shall be paid to the Participant if and when such Shares are issued by the Company and delivered to the Participant.  Participants shall have no voting rights with respect to Shares underlying Restricted Share Units until such time as such Shares are issued and delivered.

(iv)

Delivery of Shares Underlying Restricted Share Units.  Within 30 days following the end of a period described in Section  above, one or more certificates representing the Shares issuable under the applicable Award Agreement shall be registered in the name of and delivered to the Participant; provided, however, that any Shares issued as Restricted Securities shall, pending the expiration, lapse or waiver of the applicable restrictions, be evidenced in the manner determined by the Committee.

(f)

Other Awards.

(i)

Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

(ii)

Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed if the Committee believes that such benefits would further the purposes for which the Plan was established.

(g)

General.

(i)

No Consideration for Awards.  Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii)

Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form or forms (consistent with the terms of the Plan) as shall have been approved by the Committee.  The provisions of the various Award Agreements entered into under the Plan need not be identical.

(iii)

Awards May be Granted Separately or Together. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv)

Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provision for the payment or crediting of interest on installment or deferred payments.

(v)

Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, (A) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant or (B) to transfer any Award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)

Term of Awards.  Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii)

Share Certificates; Representation.  In addition to any other restrictions imposed pursuant to Section  hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, the New York Stock Exchange or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, rules and regulations and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(viii)

Requirement of Notification of Election Under Section 83(b) of the Code.  If a Participant, in connection with the acquisition of Shares under the Plan, is permitted to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amount specified in Code Section 83(b) notwithstanding the continuing transfer restrictions) and the Participant makes such an election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(ix)

Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(x)

Termination for Cause.  In the event of the termination of the employment, directorship (as applicable) of a Participant that is for Cause, any Award held by such Participant, to the extent not theretofore exercised, shall forthwith terminate.  If within one year of a Participant's exercise, vesting or realization of income with respect to any Award, such Participant is terminated for Cause (or if still employed by the Company or serving as a Non-Employee Director, engages in any activity that would constitute a basis for a termination for Cause or within one year of a termination for reasons other than Cause, is determined to have engaged in activities as an employee or director that would have constituted Cause), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company.  Such gain shall be determined on a gross basis, without reduction from any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a Share.  The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(xi)

Change of Status.  Awards shall not be affected by any change of employment or directorship (as applicable) so long as the Participant continues to be an employee or Non-Employee Director (as applicable) of the Company or an Affiliate.  The Award Agreement may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

(xii)

Waiver of Conditions.  The Committee may in whole or in part, waive any conditions or other restrictions with respect to any award.

(xiii)

Award Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or replacement Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without shareholder approval.

7.

Amendment and Termination of the Plan; Correction of Defects and Omissions

(a)

Amendments To And Termination Of The Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); (ii) the quotation or listing requirements of the New York Stock Exchange or any securities exchange or market on which the Shares are then traded or listed (in order to maintain the quotation or the listing of the Shares thereon); (iii) the amendment proposes to increase the number of shares available under the Plan; or (iv) would eliminate the requirement of obtaining shareholder approval of Award repricings contained in Section . To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Neither termination nor amendment of the Plan shall detrimentally affect or change the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b)

Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.

General Provisions:

(a)

No Rights To Awards. No Key Employee, Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b)

Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares previously owned by the Participant.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the

Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

(c)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)

Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Non-Employee Director of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.  Notwithstanding any other provisions of this Plan, in no event will the continuation of the term of any Award beyond the date of termination of a Participant's employment or status as a Non-Employee Director allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to acquire more Shares under an Award, than could have been accrued or acquired on the day of termination, except to the extent expressly permitted under this Plan.

(e)

Unfunded Status of The Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

(f)

Dodd-Frank Compliance.  The Company is required under applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and regulations of the Securities and Exchange Commission promulgated thereunder to adopt and maintain a policy, applicable in the event of an accounting restatement by the Company due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, requiring the Company to recover amounts paid to its executive officers as incentive-based compensation that exceed the compensation they would have received from the Company if such accounting restatement had not occurred.  Participants who are executive officers of the Company shall be required, as a condition to the receipt of any Awards under this Plan, to acknowledge the applicability of the Company’s Dodd-Frank policy to them and to agree to surrender to the Company any amounts such policy may require the Company to recover from them in the event of a covered accounting restatement.

(g)

Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Ohio and applicable federal law.

(h)

Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(i)

No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.

Effective Date of the Plan:  The Plan shall be effective as of February 24, 2011, the date it was first adopted by the Board, subject, however, to the approval thereof by the Company’s shareholders within 12 months following the date of its adoption by the Board.

10.

Term of the Plan:  No Award shall be granted under the Plan following the tenth anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

ANNEX C

FORM OF AMENDMENT TO

AMENDED ARTICLES OF INCORPORATION

The first paragraph of Article FOURTH of Amended Articles of Incorporation, as amended, of The Standard Register Company is hereby amended and replaced in its entirety with the following two paragraphs:

FOURTH: The maximum number of shares of stock which the Corporation is authorized to have outstanding is 110,450,000, of which 101,000,000 shall be known and designated as Common Stock and 9,450,000 shall be known and designated as Class A Stock. Each share of Common Stock and Class A Stock shall have a par value of $1.00.

Effective at the date and time this amendment to the Amended Articles of Incorporation, as amended, to amend and replace the first paragraph of this Article FOURTH is accepted by the Secretary of State of the State of Ohio (the “Effective Time”), each [___] shares of Common Stock of the Corporation then issued and outstanding shall be automatically converted into one validly issued, fully-paid and non-assessable share of Common Stock and each [___] shares of Class A Stock of the Corporation then issued and outstanding shall be automatically converted into one validly issued, fully-paid and non-assessable share of Class A Stock (the “Reverse Stock Split”). No fractional shares of Common Stock or Class A Stock or scrip will be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock or Class A Stock will be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests, upon receipt by the Corporation’s transfer agent of the shareholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the shareholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (i) the closing price per share of the Corporation’s Common Stock on the New York Stock Exchange as of the close of business on the business day immediately preceding the Effective Time, by (ii) the number of shares of Common Stock or Class A Stock, as applicable, that would have been exchanged for the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock or Class A Stock (“Old Certificates”), will thereafter represent that number of shares of Common Stock or Class A Stock into which the shares of Common Stock or Class A Stock represented by the Old Certificate will have been combined, subject to the elimination of fractional share interests as described above. This amendment to this Article FOURTH shall affect only issued and outstanding shares of Common Stock and Class A Stock of the Corporation and shall not affect the total authorized number of shares. This Article FOURTH shall not change the stated capital or paid-in surplus referable to shares of Common Stock and Class A Stock, if any.

The Standard Register Company

Annual Meeting of Shareholders

The Standard Register Company

600 Albany Street

Dayton, Ohio 45417

April 25, 2013

11:00 a.m. Eastern Daylight Savings Time

Standard Register THE STANDARD REGISTER COMPANY 600 ALBANY STREET DAYTON, OH 45417

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-ff date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood , NY  11717.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1			1 OF 2

NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K				CONTROL #	0000000000

SHARES

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

				PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			X	KEEP THIS PORTION FOR YOUR RECORDS
				DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		0	0	0
1. Election of Directors
Nominees
01 David P. Bailis	02 Roy W. Begley, Jr.	03 F. David Clarke, III			04 Julie D. Klapstein	05 R. Eric McCarthey
06 Joseph P. Morgan, Jr.	07 John J. Schiff, Jr.	08 John Q. Sherman, II
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain
2. Proposal to ratify the appointment of Battelle & Battelle LLP, Certified Public Accountants, as The Standard Register Company’s independent auditors for the year 2013. 3. Proposal to consider an advisory vote on compensation of The Standard Register Company’s named executive officers. 4. Proposal to approve an amendment to The Standard Register Company 2011 Equity Incentive Plan. 5. Proposal to approve an amendment to Standard Register’s Amended Articles of Incorporation to effect a One-For-____ reverse stock split of its common stock and its Class A stock.						0	0	0

						0	0	0
						0	0	0
						0	0	0

NOTE:  According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof, The Board of Directors does not know of any other matter to be brought before the Annual Meeting other than the five described above.

For address change/comments, mark here.			0		Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		JOB#		Signature (Joint Owners)			Date

Please be sure to sign and date this Proxy.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

THE STANDARD REGISTER COMPANY Proxy for Annual Meeting of Shareholders - April 25, 2013 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, a shareholder of The Standard Register Company, (the “Company”) hereby appoints JOSEPH P. MORGAN, JR. and F. DAVID CLARKE, III (“Appointed Proxies”), each with full power to substitute or act alone, to vote, cumulative or otherwise (the action of a majority of these present to control), with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at our corporate headquarters located at 600 Albany Street, Dayton, Ohio, 45417 on April 25, 2013 at 11:00 a.m. EDST, and at any adjournments thereof, upon the matters listed on the reverse side hereof.

THE APPOINTED PROXIES WILL VOTE FOR THE MATTERS SET FORTH ON THE REVERSE SIDE, WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ON THE REVERSE SIDE, IN WHICH CASE, THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE